UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VISA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of 2022 Annual Meeting and Proxy Statement

VISA

Notice of 2022 Annual Meeting and Proxy Statement

Dear Fellow Stockholder,

On behalf of the Board of Directors, we want to thank you for your investment in Visa and encourage you to vote your shares by proxy at this year’s Annual Meeting. There are three matters on the agenda: the election of directors, Say-on-Pay, and ratification of the auditors. This year’s Annual Meeting will once again be held virtually.

The health and safety of our employees, clients, and the communities where we live and operate has been a primary concern throughout the pandemic. While COVID-19 continued to significantly impact the global economy and our business in fiscal year 2021, we are encouraged by the trajectory of the recovery and the momentum in many of our key growth areas. This year also brought an encouraging shift in the way people pay and are paid, as more people embraced digital payments. Digital payments have been and will continue to be critical to the global economic recovery, and Visa is leading the way and helping to secure the ecosystem as commerce goes online.

At Visa, our purpose is clear: we believe that economies that include everyone everywhere, uplift everyone everywhere. This purpose drives our efforts on environmental, social, and governance (ESG) matters, which are increasingly important to Visa and our investors, partners, and employees, as well as governments and other stakeholders. Visa is a leader on many ESG topics, and this year we made significant progress across each of our five ESG pillars: Empowering People & Economies, Securing Commerce & Protecting Customers, Investing in Our Workforce, Protecting the Planet, and Operating Responsibly. More information on our ESG efforts can be found on our website at http://visa.com/esg.

The Nominating and Corporate Governance Committee of the Board discusses ESG matters, including feedback from investors, at each quarterly meeting. In 2021, we expanded our ESG engagement outreach by 50%, reaching out to our top 75 stockholders and holding 45 meetings with stockholders representing more than 35% of our Class A common stock.

For 2021, the Compensation Committee of the Board approved a scorecard approach to determine annual incentive awards, with performance goals in four categories: Financial; Clients; Foundational; and ESG, Technology, and Other Corporate Priorities. This change reflects the growing importance of ESG to our business and long-term strategy.

Visa is working to expand access for everyone to participate in the global economy, in line with our multi-year brand transformation announced earlier this year. During the pandemic, Visa worked with governments around the world to distribute economic stimulus payments quickly, securely, and at scale, and we have made progress on our commitment to digitally enable 50 million small and micro sized businesses by 2023. Formed last year, the Visa Economic Empowerment Institute focuses on economic and societal issues, including the pandemic challenges faced by small and micro businesses and closing racial and gender opportunity gaps. We are continuing our work to enable Visa payment account access for millions of unbanked or underserved people, having met our previous goal to reach 500 million unbanked people by 2020.

In May 2021, we welcomed Michelle Gethers-Clark as Chief Diversity Officer and Head of Corporate Responsibility, in addition to being a member of the Executive Committee. In September 2021, we announced the promotions of two senior company leaders. Kelly Mahon Tullier was promoted to the role of Vice Chair, Chief People and Administrative Officer, assuming leadership of our People organization in addition to her previous responsibilities as Corporate Secretary and Head of Global Communications and Global Corporate Services. Julie Rottenberg was promoted to the role of Executive Vice President, General Counsel, leading our global Legal and Compliance function.

In the U.S., we have made progress on our commitment to increase the number of underrepresented employees in our workforce by 50% in five years and increase the number of underrepresented leaders (Vice Presidents and above) by 50% in three years. We also welcomed the first cohort of students in the Visa Black Scholars & Jobs Program, a $10 million investment to attract talented Black graduates to Visa.

As the world continues to galvanize to address the global climate crisis, Visa responded in 2021 with the announcement of new ambitious climate goals and achievements. Building on our previous transition to 100% renewable electricity, we achieved carbon neutral operations in 2020 and set goals to continue this going forward and to achieve Net Zero emissions (including supply chain) by 2040. We also aspire to be a climate positive company, working to embed sustainability into payment cards and accounts, and leveraging our global network to empower sustainable behaviors, such as enabling mass transit usage by collaborating with over 400 transit agencies to promote contactless payments.

The Board continues to exhibit an effective mix of skills, qualifications, and experience, including payments, technology, financial, and ESG expertise. Women comprise 30% of the Board’s nominees, and 30% of the nominees are racially or ethnically diverse. Lastly, Suzanne Nora Johnson and John Swainson are departing the Board at this year’s Annual Meeting after 14 years of service. On behalf of the Board, we want to express our appreciation to Suzanne and John for their many contributions to Visa over the years.

Thank you for your continued support of Visa, and we look forward to your attendance at this year’s Annual Meeting.

Al Kelly	John Lundgren
Chairman and Chief Executive Officer	Lead Independent Director

Items of Business

1.	To elect the ten director nominees named in this proxy statement;
2.	To approve, on an advisory basis, the compensation paid to our named executive officers;
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The proxy statement more fully describes these proposals.

Record Date

Holders of our Class A common stock at the close of business on November 26, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Holders of our Class A common stock are entitled to vote on all proposals.

Attending the Annual Meeting

The meeting will be held Tuesday, January 25, 2022 at 8:30 a.m. Pacific Time. Log-in begins at 8:15 a.m. Eligible holders of our Class A common stock will be able to attend the meeting online, vote their shares electronically, view the list of stockholders, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/V2022. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. Please refer to the “Attending the Meeting” section of the proxy statement for more details about attending the Annual Meeting online. To support the health and wellbeing of our employees, stockholders, and board, we are not holding an in-person meeting.

Proxy Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting online, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. You may revoke your proxy at any time before it is voted. Please refer to the “Voting and Meeting Information” section of the proxy statement for additional information.

On December 2, 2021, we released the proxy materials to the stockholders of our Class A common stock and sent to these stockholders (other than those Class A stockholders who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our fiscal year 2021 Annual Report, and to vote through the Internet or by telephone.

By Order of the Board of Directors

Kelly Mahon Tullier

Vice Chair, Chief People and Administrative

Officer, and Corporate Secretary

Foster City, California

December 2, 2021

Important Notice Regarding the Availability of Proxy Materials

for the 2022 Annual Meeting of Stockholders to be held on January 25, 2022.

The proxy statement and Visa’s Annual Report for fiscal year 2021 are available at

http://investor.visa.com.

i

ii

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

INFORMATION ABOUT OUR 2022 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, January 25, 2022 at 8:30 a.m. Pacific Time

To support the health and wellbeing of our employees, stockholders, and board, this year’s meeting will be held virtually via a live webcast at www.virtualshareholdermeeting.com/V2022.
November 26, 2021

VOTING MATTERS

Proposals	Board Recommendation	Page Number for Additional Information

Election of ten director nominees	FOR (each nominee)	35

Approval, on an advisory basis, of compensation paid to our named executive officers	FOR	89

Ratification of the appointment of our independent registered public accounting firm	FOR	90

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

We are committed to corporate governance practices that promote long-term value and strengthen Board and management accountability to our stockholders, customers, and other stakeholders. Information regarding our corporate governance framework begins on page 11, which includes the following highlights:

Number of director nominees	10	Demonstrated commitment to Board refreshment

Percentage of independent director nominees	90%	Annual Board, committee, and director evaluations

Directors attended at least 75% of meetings		Regularly focus on director succession planning

Annual election of directors		Risk oversight by full Board and committees

Majority voting for directors		Stockholder outreach/engagement program

Proxy access (3%/3 years)		Stock ownership guidelines for directors and executive officers

Robust Lead Independent Director duties		Political Participation, Lobbying and Contributions Policy

Regular executive sessions of independent directors		Oversight of corporate culture and human capital management

Snapshot of 2022 Director Nominees

Our director nominees exhibit an effective mix of diversity, experience, and perspective

	Director Since			Committee Memberships				Other Current Public Boards
Name		Principal Occupation	Independent	ARC	CC	FC	NGC
Lloyd A. Carney	2015	Founder and Chief Acquisition Officer, Carney Technology Acquisition Corp II	✓					3
Mary B. Cranston	2007	Director	✓			●	●	2
Francisco Javier Fernández-Carbajal	2007	Director General, Servicios Administrativos Contry SA de CV	✓		●	●		3
Alfred F. Kelly, Jr.	2014	Chairman and CEO, Visa	–					–
Ramon Laguarta	2019	Chairman and CEO, PepsiCo, Inc.	✓	●			●	1
John F. Lundgren	2017	Lead Independent Director, Visa	✓		●		●	1
Robert W. Matschullat	2007	Director	✓		●			–
Denise M. Morrison	2018	Founder, Denise Morrison & Associates, LLC	✓	●				2
Linda J. Rendle	2020	CEO, The Clorox Company	✓			●	●	1
Maynard G. Webb, Jr.	2014	Founder, Webb Investment Network	✓		●	●	(1)	1

ARC = Audit and Risk Committee CC = Compensation Committee FC = Finance Committee NGC = Nominating & Corporate Governance Committee	= Chair ● = Member

(1)	Maynard Webb will join the NGC and become its Chair effective January 25, 2022

Our Compensation Philosophy, Principles and Key Elements

The compensation program for our named executive officers (NEOs) promotes retention and rewards performance that enhances stockholder value and drives long-term strategic outcomes, including the Company’s broader environmental, social, and governance (ESG) efforts.

We tie a substantial portion of our NEOs’ target annual compensation to the achievement of pre-established financial and non-financial objectives that support our business strategy, with a mix that balances short- and long-term goals. In addition to annual financial performance, our annual incentive plan incorporates ESG metrics that are tied to the Company’s strategic objectives. Our long-term equity incentive awards align with our stakeholders’ interests by focusing on earnings per share (EPS) and total shareholder return (TSR) results over the length of the performance period.

There are four primary principles that guide our compensation program design and administration: (1) pay for performance; (2) alignment with stakeholders’ interests; (3) variation based on performance; and (4) motivation and retention of key talent.

For fiscal year 2021, 94% of the target total direct compensation for our Chairman and Chief Executive Officer was variable and at risk, and an average of 92% was variable and at risk for our other NEOs.

Annual Incentive Plan

●  Based on a scorecard that incorporates metrics in four categories, each of which is aligned with our corporate strategy: Financial; Client; Foundational; and ESG, Technology & Other Corporate Priorities

●  The metrics are evaluated against pre-established performance goals in a scorecard

●  The final payout is based on the Compensation Committee’s analysis of performance against all scorecard metrics

Aligns NEOs’ interests with stakeholders’ interests by:

●  rewarding performance for achievement of strategic goals, which are designed to position the Company competitively

●  promoting strong financial results and stockholder value

Long-Term Equity Grants

●  We link a substantial portion of compensation to achievement of long-term corporate performance using equity incentives, including performance shares based on three-year EPS and relative TSR results

●  We consider individual performance, which is tied to our strategic objectives, in setting the value of our NEOs’ long-term equity grants; the number of performance shares that ultimately vests at the end of the three-year performance period is formulaic and based on pre-established performance conditions

Further aligns NEOs’ interests with stakeholders’ interests by:

●  taking individual performance into account in determining equity grant values

●  linking a substantial portion of long-term compensation to the achievement of EPS and TSR results that drive stockholder value

Principles of our Compensation Program
Pay for Performance	The key principle of our compensation philosophy is pay for performance.
Alignment with Stakeholders’ Interests

We reward performance that meets or exceeds the goals that the Compensation Committee establishes with the objective of increasing stockholder value over time and driving long-term strategic outcomes, including the Company’s broader ESG efforts.

Variation Based on Performance	We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our NEOs varies based on performance measured against annual and long-term goals.
Motivate and Retain Key Talent	We design our compensation program to motivate and retain key talent.

Key Elements of our Fiscal Year 2021 Compensation Program

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Highlights of Our Compensation Programs

WHAT WE DO:

Pay for performance

Annual say-on-pay vote

Recoupment policies

Short-term and long-term incentives/measures

Capped incentive awards

Independent compensation consultant

Stock ownership guidelines

Limited perquisites

Engagement with stockholders

Pay linked to ESG factors

WHAT WE DO NOT DO:

Gross-up for excise taxes

Repricing of stock options

Fixed-term employment agreements

Single-trigger severance arrangements

Hedging and pledging of Visa securities

FISCAL YEAR 2021 COMPANY HIGHLIGHTS

During the fiscal year ended September 30, 2021, Visa delivered strong financial results, even with the impact of COVID-19 on Visa’s business.

NET REVENUES	GAAP NET INCOME	NON-GAAP NET INCOME(1)
$24.1B	$12.3B	$12.9B
up 10% from prior year	up 13% from prior year	up 16% from prior year

		DIVIDENDS &
GAAP EPS	NON-GAAP EPS(1)	SHARE BUYBACKS	TSR(2)
$5.63	$5.91	$11.5B	12%
up 15% from prior year	up 17% from prior year	up 7% from prior year	1 year

(1)

For further information regarding non-GAAP adjustments, including a reconciliation of our GAAP to non-GAAP financial results, please see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview in our 2021 Annual Report on Form 10-K as filed with the Securities and Exchange Commission on November 18, 2021.

(2)	Total shareholder return includes reinvestment of dividends.

BOARD’S ROLE IN LONG-TERM STRATEGIC PLANNING

The Board takes an active role with management to formulate and review Visa’s long-term corporate strategy. Each quarter, the Board and management confer on the execution of our long-term strategic plans, and the status of key initiatives, opportunities and risks facing Visa. In addition, the Board regularly conducts in-depth long-term strategic reviews with our senior management team. During these reviews, the Board and management discuss the payments landscape, emerging technological and competitive threats, and short- and long-term plans and priorities within our strategy.

Additionally, the Board annually discusses and approves the budget and capital requests, which are firmly linked to Visa’s long-term strategic plans and priorities. Through these processes, the Board brings its collective, independent judgment to bear on the most critical long-term strategic issues facing Visa. For more information on our long-term strategy and the progress we made against our strategic goals in fiscal year 2021, please see our 2021 Annual Report, including the letter from our Chairman and Chief Executive Officer, Alfred F. Kelly, Jr., to our stockholders.

Talent and Human Capital Management

Attracting, developing, and retaining the best people globally is crucial to all aspects of Visa’s activities and long-term success, and is central to our long-term strategy. Best-in-class diverse teams and an inclusive culture inspire leadership, encourage innovative thinking, and support the development and advancement of all employees.

These guiding principles have been more important than ever in light of the unique challenges posed by the COVID-19 pandemic. At Visa, we are committed to the health and safety of our employees and their families. In fiscal year 2021, a large majority of our workforce continued to work remotely, and we maintained strong safety protocols and procedures consistent with applicable requirements and guidelines for the employees who continued to work on site. In response to the ongoing pandemic, we deepened our commitment to the wellbeing of our employees, including through messaging from our leadership, targeted wellbeing programs, and expanded benefits in some locations. We are taking a phased approach to reopening our offices, with the health and wellbeing of our employees as our top priority. As we plan for the future of work, we expect to provide our employees with enhanced flexibility in how and where we work while maintaining a culture of collaboration and community.

Visa has fostered a culture where all employees are encouraged and empowered to be leaders. To build this culture, we have embraced the following Visa Leadership Principles that are integrated into all we do and drive accountability for the way we act and the way we lead. Employees are evaluated not only on their performance, but also against our leadership principles:

The tone and culture of Visa is set at the Board level with the full Board having oversight and regular reviews of human capital management. In addition, our Board committees have responsibility for specific areas of human capital management oversight. Our Nominating and Corporate Governance Committee is responsible for director appointments and considering a diverse pool of director candidates. Our Compensation Committee is responsible for reviewing Visa’s programs and practices related to executive workforce inclusion and diversity and the administration of compensation programs in a non-discriminatory manner.

Management is responsible for developing policies and processes that reflect and reinforce our desired corporate culture, including policies and processes related to strategy, risk management, and ethics and compliance.

Employee Development and Engagement

Visa understands that being an employer of choice requires providing best-in-class training and development opportunities, while creating innovative programs that enable a vibrant and engaged learning culture to flourish. We strive to achieve this through a number of forums, including our award-winning Visa University, which is ranked ninth in the world by the Association for Talent and Development, the leading talent development professional society. Our signature global learning platform, Learning Hub, houses more than 100,000 learning resources. Excluding mandatory compliance courses, 97% of our employees participated in learning on a number of topics, from sales training to leadership development, or data science to product training on our gamified platform. Our annual Learning Festival includes courses taught and facilitated by Visa leaders and external speakers who bring real-world context and ideas for practical application that are aligned with Visa’s goals.

We recognize that building an inclusive and high-performing culture requires an engaged workforce, where employees are motivated to do their best work every day. Our engagement approach centers on communication and recognition. We communicate with our employees in a variety of ways, including biweekly video updates from our Chairman and Chief Executive Officer, company intranet, digital signage, email newsletters, live events in regional offices and quarterly all-staff meetings. Our recognition programs include our Go Beyond platform, where managers and peers recognize employees who exemplify our leadership principles.

We assess employee engagement through a variety of channels, including employee pulse surveys, which provide feedback on a variety of topics, such as company direction and strategy, wellbeing, inclusion and diversity, individual growth and development, collaboration, and confidence and pride. Given the continued challenges of COVID-19 and the prolonged remote work, this year’s surveys were tailored to understand and respond to employee needs around wellbeing, flexible work, and manager support. Through our most recent employee pulse survey in fiscal year 2021, we learned that our overall engagement is at 78% (+7 above benchmark), 84% of employees would recommend their manager as being a good manager, and 76% agree that Visa is taking a thoughtful and reasonable approach to flexible work. Moreover, 83% of our employees feel a sense of belonging and 89% believe Visa has an inclusive culture where diverse opinions are valued.

Employee Benefits

We believe our employees are critical to the success of our business and we structure our total rewards and benefits package to attract and retain a talented and engaged workforce. We continue to evolve our programs to meet our employees’ needs, providing comprehensive wellbeing, financial, and quality of life coverage. Our programs vary by location, but may include the following:

Inclusion and Diversity

Visa believes in an inclusive and diverse workplace where everyone is accepted, everywhere. We are fueled by our mission to create a culture in which individual differences, experiences and capabilities are valued and contribute to our business success. By leveraging the diverse backgrounds and perspectives of our worldwide teams, we are able to achieve better solutions for our clients and create a connected workplace to attract and advance top talent. With our mission in mind, Visa’s approach to inclusion and diversity involves four key strategic pillars:

In response to ongoing racial injustice, we are committed to doing our part to improve our inclusion and increase our diversity. Visa is driving important change through specific actions, including establishing goals to increase the number of U.S. employees from underrepresented groups, creating the Visa Black Scholars & Jobs Program, and launching a “Race & Inclusion Talks” series to promote internal education and conversation. We are also equipping our employees with training and tools to be active allies.

Workforce Demographics and Pay Equity

Visa tracks, measures and evaluates our workforce representation and impact as part of our strategic business imperative to build a diverse and inclusive organization. We are committed to reporting our workforce demographics annually.

Equal Pay for Equal Work

Men and women earn the same pay for the same work globally, and the same is true for underrepresented employees and their white peers in the U.S.

Notes:

•	Demographic data is based on Company records as of September 30, 2021.
•	Leadership: Defined as Vice President and above.
•

Others: Defined as American Indian/Alaska Native, Native Hawaiian/Other Pacific Islander and two or more races. Ethnicity data does not include employees who choose not to disclose or who leave the field blank.

•	Equal pay analysis is based on fiscal year 2021 total compensation, which includes base salary, annual incentives under the Visa Inc. Incentive Plan, and annual long-term incentive awards.
•	Underrepresented employees are Black/African American, Hispanic/Latinx, American Indian/Alaska Native, Native Hawaiian/Other Pacific Islander or two or more races.

CORPORATE GOVERNANCE

Members of our Board oversee our business through discussions with our Chief Executive Officer; President; Vice Chair, Chief Financial Officer; Vice Chair, Chief People and Administrative Officer, and Corporate Secretary; General Counsel; Chief Risk Officer; President, Technology; and other officers and employees, and by reviewing materials provided to them and participating in regular meetings of the Board and its committees.

The Board regularly monitors our corporate governance policies and profile to confirm we meet or exceed the requirements of applicable laws, regulations and rules, and the listing standards of the New York Stock Exchange (NYSE). We have instituted a variety of practices to foster and maintain responsible corporate governance, which are described in this section. To learn more about Visa’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters of each of the Board’s committees, please visit the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” Our Environmental, Social & Governance Report is located on our website at http://visa.com/esg. You may request a printed copy of any of these documents free of charge by contacting our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119 or corporatesecretary@visa.com.

Board Leadership Structure

Al Kelly currently serves as Chairman and Chief Executive Officer, with John Lundgren serving as Lead Independent Director. While the Company does not have a policy on whether the roles of Chairperson and Chief Executive Officer should be split, the Board believes that the combined role is in the best interests of the Company and its stockholders at this time as this structure allows Mr. Kelly to effectively manage the business, execute on our strategic priorities and lead the Board, while empowering Mr. Lundgren to provide independent Board leadership and oversight. The Board believes that Mr. Kelly’s inclusive leadership style and decades of payments expertise make him uniquely qualified to lead discussions of the Board; foster an important unity of leadership between the Board and management; and promote alignment of the Company’s strategy with its operational execution.

To further promote independent leadership, the Board has developed a robust set of responsibilities for the Lead Independent Director role, including:

•	calling, setting the agenda for, and chairing periodic executive sessions and meetings of the independent directors;

•	chairing Board meetings in the absence of the Chairperson of the Board or when it is deemed appropriate arising from the Chairperson’s management role or non-independence;

•	providing feedback to the Chairperson and Chief Executive Officer on corporate and Board policies and strategies and acting as a liaison between the Board and the Chief Executive Officer;

•	facilitating communication among directors and between the Board and management;

•	in concert with the Chairperson and Chief Executive Officer, advising on the agenda, schedule and materials for Board meetings and strategic planning sessions based on input from directors;

•

coordinating with the Chair of the Nominating and Corporate Governance Committee, leading the independent directors’ involvement in Chief Executive Officer succession planning, selection of committee chairs and committee membership, and the Board evaluation process;

•	coordinating with the Chair of the Compensation Committee, leading the independent directors’ evaluation of Chief Executive Officer performance and compensation;

•	communicating with stockholders as necessary; and

•	carrying out such other duties as are requested by the independent directors, the Board or any of its committees from time to time.

The Board periodically reviews the Board’s leadership structure and its appropriateness given the needs of the Board and the Company at such time.

In addition to our Lead Independent Director, independent directors chair the Board’s four standing committees: the Audit and Risk Committee, chaired by Lloyd A. Carney; the Compensation Committee, chaired by Denise M. Morrison; the Finance Committee, chaired by Robert W. Matschullat; and the Nominating and Corporate Governance Committee, chaired by John A.C. Swainson. In their capacities as independent committee chairs, Messrs. Carney, Matschullat and Swainson and Ms. Morrison each have responsibilities that contribute to the Board’s oversight of management, as well as facilitating communication among the Board and management.

Board of Directors and Committee Evaluations

Our Board recognizes that a robust and constructive Board and committee evaluation process is an essential component of Board effectiveness. As such, our Board and each of its committees conduct an annual evaluation facilitated by an independent third party, which includes a qualitative assessment by each director of the performance of the Board and the committee or committees on which the director sits. The Board also conducts an annual peer review, which is designed to assess individual director performance. The Nominating and Corporate Governance Committee, in conjunction with the Lead Independent Director, oversees the evaluation process.

Feedback Incorporated

Over the past few years, the evaluation process has led to a broader scope of topics covered in the Board meetings, improvements in Board process, and changes to Board and committee composition and structure.

This year’s evaluation identified areas for continued focus, including:

•  Board’s oversight of ESG matters,

•  strategy and broader market trends,

•  regulatory environment,

•  Board composition in support of long-term strategy, and

•  management, director, and committee succession planning

Director Succession Planning and Board Refreshment

In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to cultivate a mix of skills, experience, tenure, and diversity that promote and support the Company’s long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition, and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications, which are described in the section entitled Criteria for Nomination to the Board of Directors and Diversity. Individuals identified by the Nominating and Corporate Governance Committee as qualified to become directors are then recommended to the Board for nomination or election.

Independence of Directors

The NYSE’s listing standards and our Corporate Governance Guidelines provide that a majority of our Board and every member of the Audit and Risk, Compensation, and Nominating and Corporate Governance committees must be “independent.” Our Certificate of Incorporation further requires that at least 58% of our Board be independent. Under the NYSE’s listing standards, our Corporate Governance Guidelines and our Certificate of Incorporation, no director will be considered to be independent unless our Board affirmatively determines that such director has no direct or indirect material relationship with Visa or our management. Our Board reviews the independence of its members annually and has adopted guidelines to assist it in making its independence determinations. For details, see our Corporate Governance Guidelines, which can be found on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.”

In October 2021, with the assistance of legal counsel, our Board conducted its annual review of director independence and affirmatively determined that each of our non-employee directors (Lloyd A. Carney, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Ramon Laguarta, John F. Lundgren, Robert W. Matschullat, Denise M. Morrison, Suzanne Nora Johnson, Linda J. Rendle, John A. C. Swainson and Maynard G. Webb, Jr.) is “independent” as that term is defined in the NYSE’s listing standards, our independence guidelines and our Certificate of Incorporation.

In making the determination that the directors listed above are independent, the Board considered relevant transactions, relationships, and arrangements, including those specified in the NYSE listing standards and our independence guidelines, and determined that these relationships were not material relationships that would impair the directors’ independence. In this regard, the Board considered that certain directors serve as directors of other companies with which the Company engages in ordinary-course-of-business transactions, and that, in accordance with our director independence guidelines, none of these relationships constitute material relationships that would impair the independence of these individuals. Discretionary contributions to certain charitable organizations with which some of our directors are affiliated also were considered, and the Board determined that the amounts contributed to each of these charitable organizations in the past fiscal year were less than $120,000 and that these contributions otherwise created no material relationships that would impair the independence of those individuals.

In addition, each member of the Audit and Risk Committee and the Compensation Committee meets the additional, heightened independence criteria applicable to such committee members under the applicable NYSE rules.

Executive Sessions of the Board of Directors

The non-employee, independent members of our Board and all committees of the Board generally meet in executive session without management present during their Board and committee meetings. John Lundgren, our Lead Independent Director, presides over executive sessions of the Board, and the committee chairs, each of whom is independent, preside over executive sessions of the committees.

Limitation on Other Board and Audit Committee Service

Our Corporate Governance Guidelines establish the following limits on our directors serving on publicly-traded company boards and audit committees:

Director Category	Limit on publicly-traded board and committee service, including Visa

All directors	4 boards

Directors who are executives of a publicly-traded company	2 boards

Directors who serve on our Audit and Risk Committee	3 audit committees

The Nominating and Corporate Governance Committee may grant exceptions to the limits on a case-by-case basis after taking into consideration the facts and circumstances of the request. The Guidelines provide that prior to accepting an invitation to serve on the board or audit committee of another publicly-traded company, a director should advise the Chair of the Board and the Nominating and Corporate Governance Committee of the invitation so that the Board, through the Nominating and Corporate Governance Committee, has the opportunity to review the director’s ability to continue to fulfill his or her responsibilities as a member of the Company’s Board or Audit and Risk Committee. When reviewing such a request, the Nominating and Corporate Governance Committee may consider a number of factors, including the director’s other time commitments, record of attendance at Board and committee meetings, potential conflicts of interest and other legal considerations, and the impact of the proposed directorship or audit committee service on the director’s availability.

Mr. Carney serves as chief acquisition officer of Carney Technology Acquisition Corp. II (CTAC), a special purpose acquisition company (SPAC). Mr. Carney reports to the chief executive officer of CTAC and does not serve on the board of directors. Mr. Carney is not considered an executive of a publicly-traded company for purposes of the Board’s policy limiting service on other public company boards, given that service as an officer of a SPAC does not have the same demands as being an executive officer of a typical publicly-traded company.

Management Development and Succession Planning

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of senior management. Each quarter, the Nominating and Corporate Governance Committee meets with our Vice Chair, Chief People and Administrative Officer and other executives to discuss management succession and development planning and to address potential vacancies in senior leadership. The Nominating and Corporate Governance Committee also annually reviews with the Board succession planning for our Chief Executive Officer.

The Board of Directors’ Role in Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Visa and its stockholders. While the Chief Executive Officer; President; Chief Risk Officer; General Counsel; Vice Chair, Chief Financial Officer; Vice Chair, Chief People and Administrative Officer; President, Technology; and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for promoting an appropriate culture of risk management within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile and monitoring how the Company addresses specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, cybersecurity and technology risks, ecosystem risks, legal and compliance risks, regulatory risks and operational risks.

Audit and Risk Committee

Oversees risks related to our enterprise risk management framework and programs, including:

•  financial statements, financial reporting, and internal controls;

•  legal and regulatory;

•  corporate risk profile, top risks, and key operational risks;

•  technology, including information security and cybersecurity;

•  global privacy program;

•  compliance and ethics program, including AML and sanctions; and

•  operational resilience program

Compensation Committee

Oversees risks related to employees and compensation, including:

•  our compensation policies and practices for all employees; and

•  our incentive and equity- based compensation plans

For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

Finance Committee

Oversees risks related to mergers and acquisitions and certain financial matters, including:

•  capital investments;

•  debt;

•  credit and liquidity;

•  capital structure; and

•  tax strategy

Nominating and Corporate Governance Committee

Oversees risks related to our overall corporate governance, including:

•  Board effectiveness;

•  Board and committee composition;

•  Board size and structure;

•  director independence;

•  Board succession;

•  senior management succession;

•  our corporate responsibility, sustainability, and philanthropy; and

•  political participation and contributions

In addition, each of the committees meets in executive session with management to discuss our risks and exposures. For example, in 2021, the Audit and Risk Committee met regularly with our Chief Risk Officer; General Counsel; Chief Ethics and Compliance Officer; Vice Chair, Chief Financial Officer; Chief Auditor; and other members of senior management.

Stockholder Engagement on Corporate Governance, Corporate Responsibility, and Executive Compensation Matters

Our Board and management team greatly value the opinions and feedback of our stockholders, which is why we have proactive, ongoing engagement with our stockholders throughout the year focused on corporate governance, corporate responsibility, and executive compensation, in addition to the ongoing dialogue among our stockholders and our Chairman and Chief Executive Officer, Vice Chair, Chief Financial Officer, and Investor Relations team on Visa’s financial and strategic performance. Our Chairman and Chief Executive Officer met with several of our investors this year to discuss corporate governance, corporate responsibility, and executive compensation matters. This year we expanded our stockholder outreach by 50%, contacting our top 75 stockholders.

Prior to Annual Meeting

•  We reach out to our top 75 investors to discuss corporate governance, sustainability, human capital management, and executive compensation matters, and solicit feedback.

•  Our Board is provided with our stockholders’ feedback for consideration.

•  Board and management discuss feedback and whether action should be taken.

•  Disclosure enhancements are considered.

•  We review vote proposals and solicit support for Board recommendations on management and stockholder proposals.

Annual Meeting of Stockholders Our stockholders vote on election of directors, executive compensation, ratification of our auditors and other management and stockholder proposals.

Post Annual Meeting

•  Our Board and management review the vote results from our annual meeting.

•  Board and management discuss vote results and whether action should be taken.

•  We start preparing our agenda for our next outreach campaign.

Feedback from this year’s investor meetings was positive overall with many investors expressing appreciation for the increased transparency in our disclosures on ESG matters. Topics covered during our discussions with investors included:

•	our environmental footprint, climate change, and sustainable commerce, including Visa’s new climate goals;

•	human capital management, including workforce diversity, equity, and inclusion;

•	Board composition, skills, tenure, and diversity;

•	Board risk oversight, including cybersecurity, data privacy, and regulatory; and

•	our executive compensation program and philosophy, and ESG metrics in the annual incentive plan.

A summary of the feedback we received was discussed and considered by the Board, and enhancements have been made to our disclosures to improve transparency in these areas.

Stockholders and other interested parties who wish to communicate with us on these or other matters may contact our Corporate Secretary electronically at corporatesecretary@visa.com or by mail at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

Communicating with the Board of Directors

Our Board has adopted a process by which stockholders or other interested persons may communicate with the Board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Chair or the non-employee directors as a group) electronically to board@visa.com or by mail c/o our Corporate Secretary, Visa Inc., P.O. Box 193243, San Francisco, CA 94119. Communications that meet the procedural and substantive requirements of the process approved by the Board will be delivered to the specified member of the Board, non-employee directors as a group or all members of the Board, as applicable, on a periodic basis, which generally will be in advance of or at each regularly scheduled meeting of the Board. Communications of a more urgent nature will be referred to the Corporate Secretary, who will determine whether it should be delivered more promptly. Additional information regarding the procedural and substantive requirements for communicating with our Board may be found on our website at http://investor.visa.com, under “Corporate Governance – Contact the Board.”

All communications involving accounting, internal accounting controls, and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or the Codes, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made via email to businessconduct@visa.com; through our Confidential Compliance Hotline at (888) 289-9322 or our Confidential Online Compliance Hotline at https://visa.alertline.com; or by mail to Visa Inc., Business Conduct Office, P.O. Box 193243, San Francisco, CA 94119. All such communications will be handled in accordance with our Whistleblower Policy, a copy of which may be obtained by contacting our Corporate Secretary.

Attendance at Board, Committee and Annual Stockholder Meetings

Our Board and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. The Board met 10 times during fiscal year 2021. Each director attended at least 92% or more of the aggregate of: (i) the total number of meetings of the Board held during the period in fiscal year 2021 for which he or she served as a director, and (ii) the total number of meetings held by all committees of the Board on which such director served as a member during the period in fiscal year 2021. The total number of meetings held by each committee is listed below, under the heading Committees of the Board of Directors. It is our policy that all members of the Board should endeavor to attend the annual meeting of stockholders, and all directors attended the 2021 Annual Meeting of Stockholders.

Codes of Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, employees, and contingent staff of the Company. This Code includes a supplemental Code of Ethics for Certain Executives and Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, Controller, Chief People and Administrative Officer, General Counsel, and other senior financial officers, whom we refer to collectively as senior officers. These Codes require the senior officers to engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provide mechanisms to report unethical conduct. Our senior officers are held accountable for their adherence to the Codes. If we amend or grant any waiver from a provision of our Codes for officers or directors, we will publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at http://investor.visa.com or by filing a current report on Form 8-K with the Securities and Exchange Commission (SEC).

Political Engagement and Disclosure

Public sector decisions significantly affect our business and industry, as well as the communities in which we operate. For this reason, we participate in the political process through regular and constructive engagement with government officials and policy-makers, by encouraging the civic involvement of our employees, and by contributing to candidates and political organizations where permitted by applicable law. We are committed to conducting these activities in a transparent manner that reflects responsible corporate citizenship and best serves the interests of our stockholders, employees, and other stakeholders. Additional information regarding our political activities and oversight may be found at https://usa.visa.com/about-visa/esg/operating-responsibly.html.

Visa has a Political Participation, Lobbying and Contributions Policy (PPLC Policy) that prohibits our directors, officers, and employees from using Company resources to promote their personal political views, causes or candidates, and specifies that the Company will not directly or indirectly reimburse any personal political contributions or expenses. Directors, officers, and employees also may not lobby government officials on the Company’s behalf absent the pre-approval of the Company’s Global Government Engagement department. As such, our lobbying and political spending seek to promote the interests of the Company and its stockholders, and not the personal political preferences of our directors or executives.

Under the PPLC Policy, the Nominating and Corporate Governance Committee must pre-approve the use of corporate funds for political contributions, including contributions made to trade associations to support targeted political campaigns and contributions to organizations registered under Section 527 of the U.S. Internal Revenue Code to support political activities. The PPLC Policy further requires the Company to make reasonable efforts to obtain from U.S. trade associations whose annual membership dues exceed $25,000 the portion of such dues that are used for political contributions. This information must then be included in the semiannual contribution reports that are posted on our website.

We endeavor to maintain a healthy and transparent relationship with governments around the world by communicating our views and concerns to elected officials and policy-makers. As an industry leader, we encounter challenges and opportunities on a wide range of policy matters. These issues may include regulations and policies on interchange fees, cybersecurity, data security, privacy, intellectual property, surcharging, payroll and prepaid cards, mobile payments, tax, international trade and market access, and financial inclusion, among others.

The Nominating and Corporate Governance Committee reviews our political contributions and lobbying expenditures on a semiannual basis, which includes information regarding memberships in, or payments to, tax-exempt organizations that write and endorse model legislation. Additional information on our political contributions and lobbying expenditures can be found on our website, including our semiannual contribution reports and links to our quarterly U.S. federal lobbying activities and expenditures reports.

In 2021, the Center for Political Accountability assessed our disclosures for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability, and designated Visa a “Trendsetter” (the highest designation in the CPA-Zicklin Index) with a perfect score of 100.

Environmental, Social, and Governance (ESG)

We believe that as a trusted brand in payments, Visa has an opportunity and responsibility to contribute to a more inclusive, equitable, and sustainable world. As we work toward this goal, we are committed to managing the risks and opportunities that arise from ESG issues, providing transparency of our ESG performance and enabling strong executive and Board oversight of our overall ESG strategy. In support of our commitment to ESG, a new leadership position was created to further elevate our approach to inclusion and diversity as a business imperative, to ensure our organization and our culture are truly inclusive and better reflect the world in which we live and the communities we serve. We welcomed Michelle Gethers-Clark as Visa’s new Chief Diversity Officer

and Head of Corporate Responsibility in May 2021 to lead social impact efforts to drive inclusive and equitable economic growth with a focus on small and micro businesses. This also includes initiatives to support our commitment to being a responsible, ethical, and sustainable company.

Integrated Approach

Visa strives to be an industry leader in addressing ESG issues and overall management. To do so, we continue to take an integrated approach to our ESG performance and transparency.

•

GRI Materiality-based Strategy: In line with international ESG guidelines and corporate best practices, Visa’s overall approach to ESG focuses on identifying priority topics at the intersection of relevance to Visa’s long-term business strategy and success and importance to our stakeholders, including employees, clients, investors, ESG ratings agencies, governments, civil society organizations, communities, and others.

To inform our ESG strategy, Visa conducts a biennial ESG materiality assessment in accordance with the Global Reporting Initiative (GRI) guidelines while also monitoring and reassessing our approach to managing priority topics during interim years.

•

Governance: At Visa, ESG activities are managed at a functional level across our strategic and operational areas, with executive and Board oversight. At the management level, a cross-functional body coordinates our ESG strategy and reporting efforts. The group has included representation from more than a dozen senior leaders. At the Board level, the Nominating and Corporate Governance Committee has formal responsibility for and oversight of ESG policies, programs, and reporting in their totality as well as for the individual topics of environmental sustainability, climate change, human rights, political activities and expenditures, and social impact and philanthropy. These responsibilities are incorporated into the charter for the Nominating and Corporate Governance Committee, which is available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance – Committee Composition.”

•

Engagement: Understanding the views and concerns of Visa stakeholders supports our work across our business and ESG strategic priorities. We regularly engage with our stakeholders to help inform our ESG strategy, priorities, and actions.

•

Reporting: Visa is committed to providing transparency regarding our ESG approach and performance through various channels and platforms of ESG reporting. Our core platform for Visa’s ESG reporting is our annual Visa ESG Report, which is aligned with leading reporting frameworks, such as those from the GRI, the Sustainability Accounting Standards Board (SASB) and others. We complement the transparency of our ESG Report in the following ways:

•	Reporting initiatives: Participation in additional reporting initiatives such as Climate Disclosure Project

•	ESG ratings firms: Engagement with leading ESG firms on Visa’s corporate profile

•	Rankings / Lists: Submissions to ESG-focused rankings and lists

•	Stakeholder engagements: Dialogue with stakeholders on our ESG performance

Key Focus Areas of ESG Strategy and Recent Progress

Our ESG strategy focuses on priority issues in five areas, each informed by our materiality assessment and stakeholder engagement.

Empowering People, Communities and Economies

- Digital Equity
- Financial Access
- Small and Micro Businesses
- Empowering Women
- Local Communities

✓ Made progress toward our goal to digitally enable 50 million small and micro businesses (SMBs) worldwide

✓ Expanded our global Practical Business Skills platform that delivers free digital education resources to SMB owners and entrepreneurs

✓ Shared global insights to help governments advance public policies that create more inclusive economies through the Visa Economic Empowerment Institute

✓ Directed resources to SMBs through dozens of programs tailored to fit the needs of local communities, including grants, Small Business Street Teams, and rollouts of Visa Tap to Phone

✓ Visa Foundation committed $18.1M in grant funding and $50.5M in impact investments supporting gender diverse and inclusive small businesses globally, in addition to providing $5M to support vaccine equity through Gavi, the Vaccine Alliance and other partners

Investing in our Workforce

- Inclusion and Diversity
- Learning and Development
- Employee Engagement
- Benefits and Wellbeing
- Employee Safety

✓ Continued to support our employees during COVID-19 and designed new Flexible Work approach to be implemented as we welcome our employees back to Visa offices

✓ Launched the Visa Black Scholars & Jobs Program with inaugural cohort of 50 scholars; increased U.S. employees from underrepresented groups

✓ Enhanced human capital disclosures to include Visa's consolidated EEO-1 report; participated in the Workforce Disclosure Initiative

✓ Visa University named a top-ten BEST Award winner for global learning organizations by the Association for Talent Development

✓ Hosted the Energize Visa Learning Festival focused on triumphing over challenges and showing resilience in the face of change

Securing Commerce and Protecting Customers

- Payments Security
- Cybersecurity
- Consumer Privacy
- Responsible Data Use
- Transaction Integrity

✓ Decreased overall payment fraud volume during a period of unprecedented volatility in spend patterns while successfully defending against fraud attacks

✓ Led the payments ecosystem in sharing payment intelligence to identify, mitigate, and prevent fraud attacks and crime globally

✓ Supported compliance with new global privacy laws, including the Brazilian Law on Data Protection

✓ Published our Data Values, a set of principles that describe Visa's perspectives regarding our approach to responsible data use and are designed to guide our data business practices and behavior

Protecting the Planet

- Visa Operations
- Sustainable Commerce

✓ Announced new global goals of carbon neutral emissions, Net Zero by 2040 and aspiration to be a climate positive company

✓ Signed on to The Climate Pledge

✓ Maintained 100% renewable electricity use; signed first long-term solar power purchase agreement for largest data center

✓ Published our inaugural Visa Green Bond Report detailing use of proceeds from 2020 green bond issuance

✓ Launched sustainability services and solutions for cards, transactions and accounts

✓ Became founding signatory to Clean Skies for Tomorrow aviation ambition statement

Operating Responsibly

- Corporate Governance
- Ethics and Compliance
- Engaging with Governments
- Human Rights
- Responsible Sourcing
- Tax Compliance and Governance

✓ Named to 2021 World's Most Ethical Companies list by Ethisphere for the 9th consecutive year

✓ Achieved industry-wide recognition of excellence for our ethics and compliance program by winning Corporate Secretary's award for Best Compliance & Ethics Program (Large Cap Co) in November 2020

✓ Recognized as a "Trendsetter" for the sixth consecutive year by the Center for Political Accountability for our disclosures related to corporate political contributions

✓ Continued our involvement in the Centre for Sport & Human Rights

✓ Published Visa's statement on tax compliance and governance

Third-Party Recognition of our ESG Leadership

We continued to receive recognition of our ESG leadership by third-party organizations:

•	Dow Jones Sustainability North America Index – In 2020, placed on DJSI for fourth consecutive year; included in S&P’s 2021 Sustainability Yearbook

•	FTSE4Good Index – Continued to be named to this Index

•	MSCI – Maintained “A” rating

•	Sustainalytics – Low Risk – ESG Risk Rating

•	America’s 100 Most Just Companies

•	World’s Most Ethical Companies – Named for the ninth consecutive time in 2021

•	America’s Most Responsible Companies 2021

•	Global 2000 World’s Best Employers

•	Best Places to Work for LGBTQ Equality

We encourage you to read more about how we are working to build a more inclusive, equitable, and sustainable world for everyone, everywhere on our website (http://visa.com/esg) and in our 2020 Environmental, Social & Governance Report. Our website and our 2020 Environmental, Social & Governance Report are not part of or incorporated by reference into this proxy statement.

COMMITTEES OF THE BOARD OF DIRECTORS

The current standing committees of the Board are the Audit and Risk Committee, the Compensation Committee, the Finance Committee, and the Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, which are available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance – Committee Composition.”

Audit and Risk Committee

Committee members: Lloyd A. Carney*, Chair Ramon Laguarta Denise M. Morrison* Suzanne Nora Johnson* John A. C. Swainson* * Audit Committee Financial Expert Number of meetings in fiscal year 2021: 7	“In 2021, we focused on Visa’s key risks, including credit settlement, technology, cybersecurity, fraud, regulatory and third-party risks.” – Lloyd A. Carney, Chair

Key Activities in 2021

•

Monitored the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal controls over financial reporting and the performance of our internal audit function and KPMG, our independent registered public accounting firm;

•	Discussed the qualifications and independence of KPMG and recommended their re-appointment for fiscal year 2021;
•	Selected, approved the compensation of, and oversaw the work of KPMG, including the scope of and plans for the audit for fiscal year 2022;
•

Reviewed and discussed with management the disclosures required to be included in our registration statement on Form S-3, Annual Report on Form 10-K and our quarterly reports on Form 10-Q, including the Company’s significant accounting policies, and areas subject to significant judgment and estimates;

•	Discussed with KPMG their critical audit matters;
•	Approved fees for KPMG for fiscal year 2021 and all audit, audit-related and non-audit fees and services consistent with our pre-approval policy;
•	On a quarterly basis, reviewed audit results and findings prepared by Internal Audit;
•	Reviewed and recommended that the Board approve amendments to our Audit and Risk Committee charter;
•	Monitored compliance with our Code of Business Conduct and Ethics, and reviewed the implementation and effectiveness of the Company’s compliance and ethics program;
•

Reviewed and discussed with management the Company’s financial risks, top risks and other risk exposures and the steps taken to monitor and control those exposures, including our Enterprise Risk Management Framework and programs, and our acquired entities risk profiles;

•	Monitored the Company’s technology risks, including operational resilience, privacy and data protection, and cybersecurity;
•

Reviewed and approved our Third Party Lifecycle Management Policy, Related Person Transactions Policy, fiscal year 2021 Global Operational Resilience Program plan, Risk Appetite Framework, the fiscal year 2021 internal audit plan and the Internal Audit Charter;

•	Reviewed the Company’s insurance coverage and programs, tax audits and M&A Framework; and
•

Reviewed the procedures for the receipt, retention and treatment of complaints we receive under the Company’s Whistleblower Policy, including regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Certain Relationships and Related Person Transactions

The Audit and Risk Committee has adopted a written Statement of Policy with respect to Related Person Transactions (Statement of Policy), governing any transaction, arrangement or relationship between the Company and any related person where the related person had, has, or will have a direct or indirect material interest. Under the Statement of Policy, the Audit and Risk Committee reviews related person transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of the Company and its stockholders. When reviewing a related person transaction, the Audit and Risk Committee may take into consideration all of the relevant facts and circumstances available to it, including: (i) the material terms and conditions of the transaction or transactions; (ii) the related person’s relationship to Visa; (iii) the related person’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to us from an unrelated third party.

In the event we become aware of a related person transaction that was not previously approved or ratified under the Statement of Policy, the Audit and Risk Committee will evaluate all options available, including ratification, revision, or termination of the related person transaction. The Statement of Policy is intended to augment and work in conjunction with our other policies that include code of conduct or conflict of interest provisions, including our Code of Business Conduct and Ethics.

We engage in transactions, arrangements, and relationships with many other entities, including financial institutions and professional organizations, in the ordinary course of our business. Some of our directors, executive officers, greater than five percent stockholders and their immediate family members, each a related person under the Statement of Policy, may be directors, officers, partners, employees, or stockholders of these entities. We carry out transactions with these entities on customary terms, and, in many instances, our directors and executive officers may not be aware of them. To our knowledge, since the beginning of fiscal year 2021, no related person has had a material interest in any of our business transactions or relationships.

Report of the Audit and Risk Committee

The Committee, which is composed of independent directors, is responsible for monitoring and overseeing Visa’s financial reporting process on behalf of the Board. The functions of the Committee are described in greater detail in the Audit and Risk Committee Charter, adopted by the Board, which may be found on the Company’s website at http://investor.visa.com under “Corporate Governance – Committee Composition.” Visa’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. KPMG LLP, Visa’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, and on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2021. In addition, the Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

The Committee also has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Committee has discussed the independence of KPMG with that firm. The Committee also has considered whether KPMG’s provision of non-audit services to the Company impairs the auditor’s independence, and concluded that KPMG is independent from the Committee, the Company and the Company’s management.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, for filing with the Securities and Exchange Commission.

Audit and Risk Committee of the Board of Directors

Lloyd A. Carney (Chair)

Ramon Laguarta

Denise M. Morrison

Suzanne Nora Johnson

John A. C. Swainson

Compensation Committee

Committee members: Francisco Javier Fernández-Carbajal John F. Lundgren Robert W. Matschullat Denise M. Morrison, Chair Maynard G. Webb, Jr. Number of meetings in fiscal year 2021: 6

“In light of the continued uncertainty caused by COVID-19, the Committee was actively involved in promoting alignment of Visa’s compensation program with our pay for performance philosophy and our stakeholders’ interests. The Committee ensured that the fiscal year 2021 compensation program motivated and retained high-performing executives while placing a greater emphasis on ESG goals in the overall program design.”

– Denise M. Morrison, Chair

Key Activities in 2021

•	Reviewed the overall executive compensation philosophy for the Company;
•

Reviewed and approved corporate goals and objectives relevant to our Chief Executive Officer’s and other named executive officers’ compensation, including annual financial, strategic, ESG, and individual performance objectives;

•

Continued to monitor and assess the impact of COVID-19 on the executive compensation program and considered the appropriateness of the program by reference to its guiding principles, including pay for performance, alignment with stakeholders’ interests, and motivation and retention of key talent;

•

Evaluated the performance of our Chief Executive Officer and other named executive officers considering pre-established goals and objectives and, based on this evaluation, determined, approved, and reported to the Board the annual compensation of our Chief Executive Officer and other named executive officers, including salary, bonus, equity, and other benefits;

•	Reviewed and recommended to the independent members of the Board the form and amount of compensation of our non-employee directors;
•

Oversaw administration and regulatory compliance with regard to the Company’s incentive and equity-based compensation plans, and in October 2020 recommended amendments to the equity incentive plan to the Board;

•	Reviewed the operations of the Company’s executive compensation program to determine whether they are properly coordinated and achieving their intended purposes;
•

Reviewed an annual compensation-risk assessment report and considered whether the Company’s compensation policies and practices contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company;

•	Reviewed the Company’s stock ownership guidelines for directors and named executive officers, as well as individual compliance;
•	Reviewed and recommended that the Board approve amendments to our Compensation Committee charter;
•	Reviewed and discussed with management the compensation disclosures required to be included in the Company’s annual filings;
•	Oversaw the Company’s submissions to a stockholder vote on executive compensation matters, including the annual advisory vote on executive compensation (Say-on-Pay);
•	Reviewed the results of stockholder votes on executive compensation matters and discussed with management the appropriate engagement with stockholders in response to the votes;
•	Selected an appropriate peer group for executive pay and performance comparisons; and
•	Received and reviewed updates on regulatory and compensation trends and compliance.

Compensation Committee Interlocks and Insider Participation

None of the members who served on the Compensation Committee was or had ever been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Risk Assessment of Compensation Programs

The Compensation Committee annually considers potential risks when reviewing and approving our compensation program. We have designed our compensation program, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk-taking. The following elements have been incorporated in our compensation program for executive officers:

A Balanced Mix of Compensation Elements

•  The compensation mix for our executive officers consists of salary, annual cash incentives, and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

Multiple Performance Factors

•  Our incentive compensation plans use multiple pre-established performance goals, which encourage the achievement of objectives for the overall benefit of the Company and its stakeholders.

Long-Term Incentives • Our long-term incentives are equity-based and generally have a three-year vesting schedule to complement our annual cash-based incentives.

Capped Incentive Awards • Annual incentive awards and performance share awards are capped at 200% of target for executive officers.	Stock Ownership Guidelines • Our guidelines call for significant stock ownership, which aligns the interests of our executive officers with the long-term interests of our stakeholders.

Recoupment Policies

•  Our Clawback Policy authorizes the Board to recover past incentive compensation or cancel outstanding awards in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct, or gross negligence of the executive officer.

•  Our equity award agreements also provide for forfeiture of equity-based awards in the event of specified detrimental activity in the absence of a restatement.

Additionally, the Compensation Committee annually considers an assessment of compensation-related risks. Based on this assessment, the Compensation Committee concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on Visa. In making this determination, the Compensation Committee reviewed the key design elements of our compensation program in relation to industry “best practices” as presented by the Compensation Committee’s independent compensation consultant, as well as the means of mitigating potential risks, such as through our internal controls and oversight by management and the Board. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives both internally and with external legal counsel to conclude that such programs do not encourage excessive risk-taking.

Compensation Committee Report

The Compensation Committee has:

•   reviewed and discussed the section entitled Compensation Discussion and Analysis with management; and

•   based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

                              COMPENSATION COMMITTEE

                              Denise M. Morrison (Chair)

                              Francisco Javier Fernández-Carbajal

                              John F. Lundgren

                              Robert W. Matschullat

                              Maynard G. Webb, Jr.

Finance Committee

Committee members: Mary B. Cranston Francisco Javier Fernández-Carbajal Robert W. Matschullat, Chair Linda J. Rendle Maynard G. Webb, Jr. Number of meetings in fiscal year 2021: 8

“The Committee reviewed several potential M&A transactions and strategic investments, including the acquisitions of Tink and Currencycloud, in addition to discussing Visa’s capital structure, financial condition, capital investments, treasury activities and tax strategy.”

– Robert W. Matschullat, Chair

Key Activities in 2021

•	Reviewed several potential M&A transactions and strategic investments, including the acquisitions of Tink and Currencycloud;
•	Reviewed the financial and operational performance of prior acquisitions, including integration scorecards;
•	Reviewed and recommended the Company’s quarterly dividend and an $8 billion increase to the Class A share buyback program;
•	Reviewed the Company’s capital structure and financial condition, including target leverage ratio and credit ratings;
•	Discussed the Company’s tax strategy;
•	Reviewed insurance coverage and programs;
•	Discussed the Company’s treasury activities and strategy;
•	Reviewed potential capital investments; and
•	Reviewed and recommended the Board approve amendments to the Finance Committee charter.

Nominating and Corporate Governance Committee

Committee members: Mary B. Cranston Ramon Laguarta John F. Lundgren Suzanne Nora Johnson Linda J. Rendle John A. C. Swainson, Chair Number of meetings in fiscal year 2021: 4	“This year, the Committee focused on management succession planning, Board composition, and oversight of Visa’s ESG and stockholder engagement programs.” – John A. C. Swainson, Chair

Key Activities in 2021

•	Recommended to the Board changes to the leadership of the Board’s committees, which resulted in rotating the Nominating and Corporate Governance Committee Chair, effective January 2022;
•	Reviewed the criteria used to identify individuals who are qualified to become directors to confirm that the criteria align with our current business needs and long-term strategy;
•	Regularly discussed Board composition and reviewed director candidates considering our director qualification criteria, current business needs and long-term strategy;
•	Reviewed and recommended that the Board approve amendments to the Company’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter;
•	Reaffirmed the Board’s categorical director independence standards, and reviewed the qualifications and determined the independence of the members of the Board and its committees;
•	Reviewed each director’s compliance with the requirements of the Corporate Governance Guidelines relating to service on other boards or audit committees of publicly-traded companies;
•	Reviewed succession and development plans for management in the event of an emergency or retirement;
•	Oversaw the annual evaluation of the Board, its committees and directors;
•	Oversaw our stockholder engagement program on ESG matters;
•	Reviewed and approved the 2021 corporate political contribution plan, and oversaw the Company’s political contributions and lobbying activities; and
•	Reviewed the Company’s ESG developments and oversaw the Company’s charitable giving.

Process for Nomination of Director Candidates

The Nominating and Corporate Governance Committee regularly reviews the composition of the Board, including the qualifications, expertise and characteristics that are represented in the current Board as well as the criteria it considers needed to support Visa’s long-term strategy. After an in-depth review of the candidates, the Nominating and Corporate Governance Committee recommends candidates to the Board in accordance with its charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and the criteria adopted by the Board regarding director candidate qualifications. After careful review and consideration, the Board will nominate candidates for election, or re-election, at our annual meeting of stockholders. The Board may appoint a director to the Board during the year to serve until the next meeting of stockholders.

Sources for Candidate Pool	In-Depth Review	Full Board Review	Board Nominates
• Independent directors • Independent search firm • Our management • Stockholders	• Consider skills matrix • Consider diversity • Review independence and potential conflicts For New Candidates: • Screen qualifications • Meet with our directors	Review selected candidates for election / appointment at recommendation by NGC	Candidates nominated for election to Board at Annual Meeting of Stockholders or appointed to Board during the year

Stockholder Recommended Candidates

Stockholders may recommend a director candidate to be considered for nomination by the Nominating and Corporate Governance Committee by providing the information specified in our Corporate Governance Guidelines to our Corporate Secretary within the timeframe specified for stockholder nominations of directors in our Bylaws. For additional information regarding the process for proposing director candidates to the Nominating and Corporate Governance Committee for consideration, please see our Corporate Governance Guidelines. Stockholders who wish to nominate a person for election as a director at an annual meeting of stockholders must follow the procedure described under the heading Other Information – Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2023 Annual Meeting on page 97 of this proxy statement. For additional information regarding this process, please see our Bylaws.

Criteria for Nomination to the Board of Directors and Diversity

The Nominating and Corporate Governance Committee applies the same standards in considering director candidates submitted by stockholders as it does in evaluating other candidates, including incumbent directors. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, and charters of the Board’s committees. However, the Nominating and Corporate Governance Committee and the Board have identified the ten skills and qualifications listed below as important criteria for membership on the Visa Board.

Payments	Technology	Senior Leadership	Public Company Boards	Financial

Global Markets	Marketing | Brand	Risk	Government | Geo-Political	Ecommerce | Mobile

In addition to the above qualities, the Board, through the Nominating and Corporate Governance Committee, strives to be a board that reflects the diversity of our key stakeholders around the world (clients, customers, employees, business partners, and stockholders). While the Board does not have a formal policy on diversity, the Board’s practice in assembling the Board is to have wide diversity in terms of business experiences, functional skills, gender, race, ethnicity, and cultural backgrounds. To support this objective, the Nominating and Corporate Governance Committee considers women and candidates from underrepresented groups in the pool from which the Nominating and Corporate Governance Committee considers director candidates.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

We compensate non-employee directors for their service on the Board with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. In setting director compensation, we consider the significant amount of time our directors expend in fulfilling their duties as well as the skill level required of members of our Board. We intend to compensate our non-employee directors in a way that is competitive, attracts, and retains a high caliber of directors, and aligns their interests with those of our stakeholders. Mr. Kelly, our Chairman and Chief Executive Officer, does not receive additional compensation for his service as a director.

The Compensation Committee, which is composed solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. In July 2020, the Compensation Committee undertook its annual review of non-employee director compensation for fiscal year 2021, which included an analysis completed by its independent compensation consultant. As part of this analysis, the independent consultant reviewed non-employee director compensation trends and data from peer companies used by the Compensation Committee in connection with its review of executive compensation. Pursuant to the review, and after considering the independent consultant’s advice on peer group data, the Compensation Committee recommended no changes to the non-employee director compensation program for fiscal year 2021.

Highlights of our Non-Employee Director Compensation Program

AMONG THE HIGHLIGHTS OF OUR PROGRAM ARE:

No Fees for Board or Committee Meeting Attendance: Meeting attendance is an expected part of Board service.
Emphasis on Equity: There is an emphasis on equity in the overall compensation mix to further align interests with stakeholders.
Recognition of Special Roles: Special roles (such as Lead Independent Director and Committee Chairs) are fairly recognized for their additional time commitments.
Annual Equity Grants with Immediate Vesting: Equity awards are granted annually with a fixed value and immediate vesting to support independence.
Robust Stock Ownership Guidelines: A guideline of five times the annual Board membership cash retainer supports alignment with stakeholders’ interests and mitigates potential compensation-related risk.
Limited Perquisites and No Related Tax Gross-Ups: Other benefits, such as matching charitable contributions, are limited.

Annual Retainers Paid in Cash

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the Lead Independent Director, on a committee, or as the chair of a committee. The following table lists the cash retainer amounts in effect during fiscal year 2021.

Type of Retainer	Amount of Retainer

Annual Board Membership	$110,000

Lead Independent Director	$75,000

Audit and Risk Committee Membership	$20,000

Compensation Committee Membership	$15,000

Finance Committee Membership	$15,000

Nominating and Corporate Governance Committee Membership	$15,000

Audit and Risk Committee Chair	$25,000 (in addition to member retainer)

Compensation Committee Chair	$20,000 (in addition to member retainer)

Finance Committee Chair	$20,000 (in addition to member retainer)

Nominating and Corporate Governance Committee Chair	$20,000 (in addition to member retainer)

U.S.-based directors may defer the payment of all or a portion of the cash retainer payments. All cash retainers are paid in quarterly installments unless a director elected to defer the payment. Directors are also reimbursed for customary expenses incurred while attending meetings of the Board and its committees.

Equity Compensation

Each non-employee director also receives an annual equity grant under the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated (2007 Equity Incentive Compensation Plan), which limits the total grant date value of equity grants that may be made to our non-employee directors to $500,000 in a single fiscal year. On January 26, 2021, the date of our 2021 Annual Meeting of Stockholders, each non-employee director received a restricted stock unit grant determined by dividing $215,000 by the per share closing price of our Class A common stock on that date, rounded to the nearest whole share. Following the date of a director’s election or appointment to the Board on a date other than at an Annual Meeting of Stockholders, the director receives a prorated initial grant based on the partial year of Board service; similarly, departing directors who joined the Board prior to November 2017 receive a prorated grant based on the partial year of Board service for the year of departure. Restricted stock unit grants to all non-employee directors vest immediately upon grant. Directors may elect to defer settlement of all or a portion of their equity grants.

Stock Ownership Guidelines

The stock ownership guidelines for our non-employee directors specify that each director should own shares of our common stock equal to five times the annual Board membership cash retainer. Equity interests that count toward the satisfaction of these guidelines include shares owned outright by the director, shares jointly owned, restricted stock, restricted stock units, and any deferred restricted stock units. Directors have five years from the date they become a member of the Board to attain these ownership levels. Each non-employee director with at least five years of service on our Board currently meets or exceeds the ownership guidelines. We also have an insider trading policy which, among other things, prohibits directors from hedging the economic risk of their stock ownership or pledging their shares.

Charitable Matching Gift Program

Our non-employee directors may participate in our Board Charitable Matching Gift Program. Under this program, Visa will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per director per calendar year. Our non-employee directors may also participate in our Political Action Committee (PAC) Charitable Matching Program. Under this program, when non-employee directors contribute to the Visa PAC, Visa will match their contribution to a qualifying charity or charities the non-employee director selects, up to a maximum of $5,000 per director per calendar year.

Director Compensation Table for Fiscal Year 2021

The following tables provide information on the total compensation earned by each of our non-employee directors who served during fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Lloyd A. Carney	155,000	214,939	20,000	389,939

Mary B. Cranston	140,000	214,939	20,000	374,939

Francisco Javier Fernández-Carbajal	140,000	214,939	-	354,939

Ramon Laguarta	145,000	214,939	-	359,939

John F. Lundgren	215,000	214,939	5,000	434,939

Robert W. Matschullat	160,000	214,939	23,500	398,439

Denise M. Morrison	165,000	214,939	15,000	394,939

Suzanne Nora Johnson	145,000	214,939	20,000	379,939

Linda J. Rendle(4)	105,000	250,777	5,000	360,777

John A. C. Swainson	165,000	214,939	25,500	405,439

Maynard G. Webb, Jr.	140,000	214,939	20,000	374,939

(1)	Additional information describing these fees is included under the heading Annual Retainers Paid in Cash and the section below entitled Fees Earned or Paid in Cash.

(2)

Represents the aggregate grant date fair value of the awards granted to each director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (FASB) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 17 – Share-based Compensation to our fiscal year 2021 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on November 18, 2021.

(3)

Amounts include the matching contributions we made on behalf of the following directors for fiscal year 2021 pursuant to our Board Charitable Matching Gift Program: $20,500 for Mr. Swainson; $18,500 for Mr. Matschullat; $15,000 for each of Mr. Carney, Ms. Cranston, Ms. Nora Johnson, and Mr. Webb; and $10,000 for Ms. Morrison. For Mr. Matschullat and Mr. Swainson, the amount shown exceeds the $15,000 calendar year charitable match limit because their fiscal year total includes fiscal year 2021 contributions made during calendar year 2020. The amounts also include the $5,000 matching contributions we made on behalf of each of the following directors for fiscal year 2021 pursuant to our PAC Charitable Matching Program: Mr. Carney, Ms. Cranston, Mr. Lundgren, Mr. Matschullat, Ms. Morrison, Ms. Nora Johnson, Ms. Rendle, Mr. Swainson, and Mr. Webb.

(4)

Ms. Rendle received an additional prorated stock award in the form of fully-vested restricted stock units for her initial partial year of service as a director for the period from her appointment to the Board on November 23, 2020 through January 26, 2021.

Fees Earned or Paid in Cash

The following table sets forth additional information with respect to the amounts reported in the “Fees Earned or Paid in Cash” column in the Director Compensation Table above for fiscal year 2021.

Name	Board Retainer ($)	Independent Chair/Lead Independent Director Retainer ($)	Audit and Risk Committee Chair/ Member Retainer ($)	Compensation Committee Chair/ Member Retainer ($)	Finance Committee Chair/ Member Retainer ($)	Nominating and Corporate Governance Committee Chair/ Member Retainer ($)

Lloyd A. Carney	110,000	-	45,000	-	-	-

Mary B. Cranston	110,000	-	-	-	15,000	15,000

Francisco Javier Fernández-Carbajal	110,000	-	-	15,000	15,000	-

Ramon Laguarta	110,000	-	20,000	-	-	15,000

John F. Lundgren	110,000	75,000	-	15,000	-	15,000

Robert W. Matschullat	110,000	-	-	15,000	35,000	-

Denise M. Morrison	110,000	-	20,000	35,000	-	-

Suzanne Nora Johnson	110,000	-	20,000	-	-	15,000

Linda J. Rendle	82,500	-	-	-	11,250	11,250

John A. C. Swainson	110,000	-	20,000	-	-	35,000

Maynard G. Webb, Jr.	110,000	-	-	15,000	15,000	-

Fiscal Year 2022 Director Compensation

Pursuant to the annual compensation review process described above, the Compensation Committee recommended that the Board approve an increase in the grant date value of the annual equity grant for non-employee directors to $225,000 from $215,000 for grants made on or after the date of the 2022 Annual Meeting of Stockholders.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board currently consists of twelve directors. Ten directors are nominated for election at our Annual Meeting, including nine independent directors and our Chairman and Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. Suzanne Nora Johnson and John A. C. Swainson, members of our Board since October 2007, are not standing for re-election. Accordingly, they are not included as nominees for election at the Annual Meeting. The Board thanks Ms. Nora Johnson and Mr. Swainson for their years of service to Visa. Effective as of the Annual Meeting, our authorized number of directors will be reduced to ten.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following ten persons to serve as directors for the term beginning at the Annual Meeting on January 25, 2022: Lloyd A. Carney, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Alfred F. Kelly, Jr., Ramon Laguarta, John F. Lundgren, Robert W. Matschullat, Denise M. Morrison, Linda J. Rendle, and Maynard G. Webb, Jr.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all executed proxies FOR the election of each nominee named in this section. Proxies submitted to Visa cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO SERVE AS DIRECTORS.

SUMMARY OF DIRECTOR QUALIFICATIONS AND EXPERIENCE

Payments		●	●	●			●			●
Technology	●			●			●			●
Senior Leadership	●	●	●	●	●	●	●	●	●	●
Public Company Boards	●	●	●	●	●	●	●	●	●	●
Financial	●	●	●	●	●	●	●	●	●	●
Global Markets	●	●	●	●	●	●	●	●	●	●
Marketing | Brand				●		●	●	●	●	●
Risk	●	●	●	●		●	●	●	●
Government | Geo-political	●	●	●	●
E-Commerce | Mobile				●				●	●	●
Gender Diversity		●						●	●
African-American / Black	●
Latinx / Spanish Heritage			●		●
Years on Board	6	14	14	8	2	4	14	3	1	8

DIRECTOR NOMINEE BIOGRAPHIES

The following is additional information about each of the director nominees as of the date of this proxy statement, including their professional background, director positions held currently or at any time during the last five years, and the specific qualifications, experience, attributes, or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the nominee should serve as one of our directors.

Lloyd A. Carney Age: 59 Independent Director Since: June 2015 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) Grid Dynamics Holdings Inc. (Chairman); Nuance Communications, Inc. (Chairman); Vertex Pharmaceuticals; Visa Inc.

(prior) Brocade Communications Systems, Inc., Cypress Semiconductor Corporation; Micromuse, Inc. (Chairman)

Career Highlights:

•  Founder and Chief Acquisition Officer of Carney Technology Acquisition Corp. II, a special purpose acquisition corporation, since September 2020

•  Chief Executive Officer, Carney Global Ventures, LLC, an early round investor, since March 2007

•  Chief Executive Officer and director of Brocade Communications Systems, Inc., a global supplier of networking hardware and software from January 2013 to November 2017

•  Chief Executive Officer and director of Xsigo Systems, an information technology and hardware company, from 2008 to 2012

•  Chief Executive Officer and Chairman of the Board of Micromuse, Inc., a networking management software company, acquired by IBM, from 2003 to 2006

•  B.S. degree in Electrical Engineering Technology and an Honorary PhD from the Wentworth Institute of Technology, and an M.S. degree in Applied Business Management from Lesley College

Specific Qualifications, Experience,
Attributes and Skills:

•  Held senior leadership roles at Juniper Networks, Inc., a networking equipment provider, Nortel Networks Inc., a former telecommunications and data networking equipment manufacturer, and Bay Networks, Inc., a computer networking products manufacturer

•  As former Chief Executive Officer for Brocade and prior to that for multiple technology companies, he has extensive experience with information technology, strategic planning, finance, and risk management

•  As a director of several public and private companies, he has experience with corporate governance, financial reporting and controls, risk management and business strategy and operations

Mary B. Cranston Age: 73 Independent Director Since: October 2007 Board Committees: Finance Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) The Chemours Company; McAfee Corp.; Visa Inc.

(prior) MyoKardia, Inc.; Exponent, Inc.; GrafTech International, Inc.; International Rectifier Corporation; Juniper Networks, Inc.

Career Highlights:

•  Retired Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm

•  Chair and Chief Executive Officer of Pillsbury from January 1999 to April 2006; continued to serve as Chair of the firm until December 2006; Firm Senior Partner until January 2012

•  A.B. degree in Political Science from Stanford University, a J.D. degree from Stanford Law School and an M.A. degree in Educational Psychology from the University of California, Los Angeles

Specific Qualifications, Experience,
Attributes and Skills:

•  Gained a broad understanding of the business and regulation of the financial services industry as well as of the management of a global enterprise through tenure at the Pillsbury law firm

•  Represented banks and financial institutions for over 30 years, and as Chief Executive Officer of the law firm, regularly met with senior executives from banking clients, covering concerns and issues relevant to the financial services industry

•  Oversaw the opening of the firm’s offices in London, Singapore, Sydney, and Hong Kong, and expanded the Tokyo office

•  Substantial expertise in complex antitrust, class action and securities law cases and was recognized by the National Law Journal in 2002 as one of the “100 Most Influential Lawyers in America”

•  Regularly reviewed corporate strategies and financial and operational risks as a director of other U.S. publicly-traded companies

•  Identified and managed legal risks for many Fortune 500 companies throughout her legal career

•  Experience and background provide her with significant insight into the legal and regulatory issues facing Visa and its clients, as well as into the challenges of operating a diverse, multinational enterprise

Francisco Javier Fernández-Carbajal Age: 66 Independent Director Since: October 2007 Board Committees: Compensation Committee; Finance Committee

Public Company Directorships:

(current) ALFA S.A.B. de C.V.; CEMEX S.A.B. de C.V.; Fomento Economico Mexicano, S.A.B. de C.V.; Visa Inc.

(prior) El Puerto de Liverpool, S.A.B. de C.V.; Fresnillo, plc; Grupo Aeroportuario del Pacifico, S.A.B. de C.V.; Grupo Bimbo, S.A.B. de C.V.; Grupo Gigante, S.A.B. de C.V.; Grupo Lamosa, S.A.B. de C.V.; IXE Grupo Financiero S.A.B. de C.V.

Career Highlights:

•  Consultant for public and private investment transactions and wealth management advisor since January 2002

•  Chief Executive Officer of Servicios Administrativos Contry S.A. de C.V., a privately held company that provides central administrative and investment management services, since June 2005

•  Chief Executive Officer of the Corporate Development Division of Grupo Financiero BBVA Bancomer, S.A., a Mexico-based banking and financial services company that owns BBVA Bancomer, one of Mexico’s largest banks from July 2000 to January 2002; held other senior executive positions at Grupo Financiero BBVA Bancomer since joining in September 1991, serving as President from October 1999 to July 2000, and as Chief Financial Officer from October 1995 to October 1999

•  Degree in Mechanical and Electrical Engineering from the Instituto Tecnológico y de Estudios Superiores de Monterrey and an M.B.A. degree from Harvard Business School

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial payment systems, financial services and leadership experience from his tenure with Grupo Financiero BBVA Bancomer, for which he served in a variety of senior executive roles, including Chief Executive Officer of the Corporate Development Division, Executive Vice President of Strategic Planning, Deputy President of Systems and Operations, Chief Information Officer, Deputy President, President and Chief Financial Officer

•  Background and career in the payments and financial services industry in Mexico enable him to bring global perspectives to the Board and to provide relevant insights regarding Visa’s strategies, operations, and management. In addition, he chaired the BBVA Bancomer’s Assets and Liabilities Committee, Credit Committee and Operational Risk Committee, which enhanced his understanding of risk management of large, complex organizations

•  As the Chief Financial Officer of a large publicly-traded company, and through his board and committee membership with several large companies in Mexico, he has accumulated extensive experience in corporate finance and accounting, financial reporting and internal controls, human resources and compensation, which contributes to his service on our Compensation Committee and Finance Committee

Alfred F. Kelly, Jr. Age: 63 Director Since: January 2014 Board Committees: None

Public Company Directorships:

(current) Visa Inc.

(prior) MetLife Inc.; Affinion Group Holdings, Inc.; Affinion Group, Inc.

Career Highlights:

•  Chief Executive Officer, Visa Inc. since December 2016 and Chairman since April 2019

•  Chief Executive Officer and President of Intersection, a digital technology and media company, from March 2016 to October 2016

•  Management Advisor, TowerBrook Capital Partners L.P. from April 2015 to February 2016

•  Chairman, President and Chief Executive Officer of the 2014 NY/NJ Super Bowl Host Company, the entity created to raise funds for and host Super Bowl XLVIII, from April 2011 to August 2014

•  Held senior positions at the American Express Company, a global financial services company, for 23 years, including serving as President from July 2007 to April 2010, Group President, Consumer, Small Business and Merchant Services from June 2005 to July 2007, and Group President, U.S. Consumer and Small Business Services from June 2000 to June 2005

•  Former head of information systems at the White House from 1985 to 1987

•  Held various positions in information systems and financial planning at PepsiCo Inc. from 1981 to 1985

•  B.A. degree in Computer and Information Science and an M.B.A. degree from Iona College

Specific Qualifications, Experience, Attributes and Skills:

•  As the President of American Express, he was responsible for the company’s global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel and risk and information management

•  Significant tenure and experience as a senior executive of a global financial services and payment card company provide him with a thorough understanding of our business and industry

•  Has experience in information technology and data management, both areas relevant to our business, from his service as the head of information systems of the White House and his roles at PepsiCo

•  His previous service as a member of the Audit Committee of MetLife, and as Chair of the Audit Committees of Affinion Group Holdings, Inc. and its wholly-owned subsidiary, Affinion Group, Inc., enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

Ramon Laguarta Age: 58 Independent Director Since: November 2019 Board Committees: Audit and Risk Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) PepsiCo, Inc.; Visa Inc.

(prior) none

Career Highlights:

•  Chief Executive Officer of PepsiCo, Inc., a multinational food, snack, and beverage corporation, since October 2018 and Chairman of the Board since February 2019

•  Held several other senior positions at PepsiCo for over 20 years, including: President (2017-2018); Chief Executive Officer, Europe Sub-Saharan Africa (2015-2017); Chief Executive Officer, Europe (2015); President, Developing and Emerging Markets, PepsiCo Europe (2012-2015); President, Eastern Europe, PepsiCo Europe (2008-2012); Commercial Vice President, Snacks and Beverages, PepsiCo Europe (2006-2008); General Manager, Iberia Snacks and Juices (2003-2006); General Manager, Spain Snacks (2001-2003); General Manager, Greece and Cyprus (1999-2001); and Vice President, Business Development (1996-1999)

•  M.B.A. in international business from ESADE Business School in Spain and a Masters in international management from Thunderbird School of Global Management at Arizona State University

Specific Qualifications, Experience, Attributes and Skills:

•  Strong leadership skills and extensive consumer packaged goods experience gained from the 20-plus years he spent in a variety of senior operational and executive roles at PepsiCo enables him to provide valuable market and consumer insights

•  His numerous international senior management positions, including living in Europe and leading PepsiCo’s Europe Sub-Saharan Africa division, which has operations that span three continents and is composed of developed, developing and emerging markets, provides invaluable perspectives on the global marketplace and sustainability. He speaks multiple languages including English, Spanish, French, German and Greek

•  His deep experience and strong understanding of the key strategic challenges and opportunities of running a large global business make him well-positioned to oversee strategic planning, operations, marketing, brand development and logistics

John F. Lundgren Age: 70 Independent Director Since: April 2017 Board Committees: Compensation Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) Callaway Golf Company (Chairman); Visa Inc.

(prior) Stanley Black & Decker, Inc.; Staples, Inc.

Career Highlights:

•  Lead Independent Director of our Board since April 2019

•  Chief Executive Officer of Stanley Black & Decker, Inc., a manufacturer of industrial tools and household hardware, from March 2010 until his retirement in July 2016; also served as Chairman until December 2016

•  Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools, and security solutions for professional, industrial and consumer use, from March 2004 until its merger with Black & Decker in March 2010

•  President of European Consumer Products of Georgia-Pacific Corporation from January 2000 to February 2004

•  President of European Consumer Products of James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000 until its acquisition by Georgia-Pacific

•  B.A. degree from Dartmouth College and an M.B.A. from Stanford University

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial executive leadership and brand experience having served over 12 years as Chief Executive Officer and Chairman of Stanley Black & Decker and The Stanley Works

•  Knowledge and experience with consumer market in Europe having served as President, European Consumer Products of Georgia Pacific Corporation, Fort James Corporation and James River Corporation for over 14 years

•  Currently serves as a member of the Audit Committee of Callaway Golf Company, providing him with experience in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

•  As a director of other public companies, he has experience with corporate governance, risk management, and business strategy and operations

Robert W. Matschullat Age: 74 Independent Director Since: October 2007 Board Committees: Compensation Committee; Finance Committee

Public Company Directorships:

(current) Visa Inc.

(prior) The Clorox Company; The Walt Disney Company; McKesson Corporation; Morgan Stanley & Co. Incorporated; The Seagram Company Limited

Career Highlights:

•  Independent Chair of our Board from April 2013 to April 2019

•  Independent Lead Director (November 2012 to July 2015); interim Chairman and interim Chief Executive Officer (March 2006 to October 2006); Presiding Director (January 2005 to March 2006), and Chairman of the Board (January 2004 to January 2005) of the Clorox Company, a global consumer products company

•  Vice Chairman of the board of directors and Chief Financial Officer of The Seagram Company Limited, a global company with entertainment and beverage operations, from 1995 until 2000

•  Head of worldwide investment banking at Morgan Stanley & Co. Incorporated, a securities and investment firm, from 1991 to 1995

•  Served on the board of directors of The Clorox Company from 2004 to 2020, The Walt Disney Company from 2002 to 2018, McKesson Corporation from 2002 to 2007, and Morgan Stanley from 1992 to 1995

•  B.A. degree in Sociology from Stanford University and an M.B.A. degree from the Stanford Graduate School of Business

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial executive leadership, financial services, and risk management experience, having served as the head of worldwide investment banking and a director of Morgan Stanley, the Vice Chairman and Chief Financial Officer of Seagram, and the Chairman and interim Chief Executive Officer of Clorox

•  Was responsible for all finance, strategic planning, corporate communications, government, tax, accounting and internal auditing, mergers and acquisitions and risk management functions at Seagram

•  Served as the chair of the Audit Committee of Disney and Clorox, and as chair of the Finance Committee and a member of the Audit Committee of McKesson. These roles enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

•  Has experience managing complex, multinational operations from his tenure at Morgan Stanley, which operates in over 42 countries around the world, as well as Seagram and Clorox, whose products are sold in over 100 countries

Denise M. Morrison Age: 67 Independent Director Since: August 2018 Board Committees: Audit and Risk Committee; Compensation Committee

Public Company Directorships:

(current) MetLife, Inc.; Quest Diagnostics; Visa Inc.

(prior) Campbell Soup Company

Career Highlights:

•  Founder of Denise Morrison & Associates, LLC, a consulting firm, since October 2018

•  President and Chief Executive Officer (August 2011 to May 2018), and a Board member (October 2010 to May 2018); Executive Vice President and COO (October 2010 to July 2011); Senior Vice President, President of North America Soup, Sauces and Beverages (October 2007 to September 2010); President, Campbell USA (June 2005 to September 2007); and President, Global Sales and Chief Customer Officer (April 2003 and May 2005) of Campbell Soup Company, a food and beverage company

•  Held senior positions at Kraft Foods, Inc., a food and beverage company, including Executive Vice President and General Manager, Snacks Division from 2001 to 2003; Executive Vice President and General Manager, Confections Division in 2001; Senior Vice President and General Manager, Nabisco Down the Street Division in 2000; Senior Vice President, Nabisco Sales and Integrated Logistics from 1998 to 2000; Vice President, Nabisco Foods Sales and Integrated Logistics from 1997 to 1998 and Area Vice President, West, Nabisco Sales and Integrated Logistics from 1995 to 1997

•  Held various senior marketing and sales positions at Nestle SA from 1984 to 1995

•  Held Business Development manager position at PepsiCo, Inc. from 1982 to 1984

•  Held various manager and sales positions at The Procter & Gamble Company from 1975 to 1982

•  B.S. degrees in Economics and Psychology from Boston College

Specific Qualifications, Experience, Attributes and Skills:

•  Distinguished record of building strong businesses and growing iconic brands, having served over 15 years as Chief Executive Officer and other senior management roles at Campbell Soup Company, whose products are sold in over 120 countries around the world

•  Her extensive executive leadership experience provides her with a strong understanding of the key strategic challenges and opportunities of running a large, complex business, including financial management, operations, risk management, talent management and succession planning, which contributes to her service on our Audit and Risk and Compensation Committees

•  Her prior experience in sales, marketing, operations and business development in leading consumer product companies add to her deep understanding of the consumer and retail market

•  Her board and committee service with public and private companies provide her with a strong understanding of the effective functioning of corporate governance structures

Linda J. Rendle Age: 43 Independent Director Since: November 2020 Board Committees: Finance Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) The Clorox Company; Visa Inc.

(prior) none

Career Highlights:

•  Chief Executive Officer of The Clorox Company, a global consumer products company, since September 2020

•  Held several other senior positions at Clorox for nearly 20 years, including: President (May 2020-September 2020); EVP, Global Operations & Strategy, Cleaning and International (July 2019-May 2020); EVP, Global Operations & Strategy, International, Better Health (January 2019-July 2019); EVP and General Manager, Cleaning, Professional Products and Strategy (June 2018-January 2019); SVP and General Manager, Cleaning and Professional Products (April 2017-June 2018); SVP and General Manager, Cleaning (August 2016-April 2017); VP and General Manager, Home Care (October 2014-August 2016); VP, Sales, Cleaning (April 2012-October 2014); other positions of increasing responsibility, including VP, Sales, Directors of Sales Planning and Senior Sales Analyst (January 2003-April 2012)

•  Held several positions in sales management at Procter & Gamble from August 2000 to December 2002

•  Bachelor’s degree in Economics from Harvard University

Specific Qualifications, Experience, Attributes and Skills:

•  Strong track record of outstanding business results and values-led leadership, gained from nearly 20 years spent in a variety of senior operational and executive roles across many of Clorox’s businesses, provide her with a diverse perspective on global sales, product innovation and business strategy

•  As Chief Executive Officer of a global company, her extensive experience and instrumental role in developing key corporate strategies provide important insights and perspectives with respect to global product development, growth, and long-range planning

Maynard G. Webb, Jr. Age: 66 Independent Director Since: January 2014 Board Committees: Compensation Committee; Finance Committee

Public Company Directorships:

(current) Salesforce.com. Inc.; Visa Inc.

(prior) Extensity, Inc.; Gartner, Inc.; Hyperion Solutions Corporation; LiveOps, Inc.; Niku Corporation; Yahoo! Inc.

Career Highlights:

•  Founder of Webb Investment Network, an early stage investment firm, and a co-founder of Everwise Corporation, a provider of workplace mentoring solutions

•  Chairman of the Board of LiveOps Inc., a cloud-based call center, from 2008 to 2013 and was its Chief Executive Officer from December 2006 to July 2011

•  Chief Operating Officer of eBay, Inc., a global commerce and payments provider, from June 2002 to August 2006, and President of eBay Technologies from August 1999 to June 2002

•  Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, from July 1998 to August 1999

•  Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer, from February 1995 to July 1998

•  Bachelor of Applied Arts degree from Florida Atlantic University

Specific Qualifications, Experience, Attributes and Skills:

•  Significant experience in developing, managing, and leading high-growth technology companies, both from his roles as an investor and as a senior executive of LiveOps and eBay

•  Substantial leadership and operational experience, having served as the Chief Executive Officer of LiveOps, Chief Operating Officer of eBay, Inc., President of eBay Technologies, and as Chief Information Officer of Gateway and Bay Networks

•  His experience and expertise in engineering and information technology, as well as his prior and current service on the boards of several large, publicly-traded technology companies, enable him to contribute to the board’s understanding and oversight of Visa’s management, operations, systems and strategies

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

Except where otherwise indicated, we believe that the stockholders named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The following tables are based on 1,667,416,184 shares of Class A common stock outstanding as of November 26, 2021.

Directors and Executive Officers

The following table sets forth information known to the Company as of December 1, 2021 with respect to beneficial ownership of our Class A common stock by:

•	each member of the Board;

•	our named executive officers for fiscal year 2021; and

•	all current executive officers and directors of Visa as a group.

None of the directors or named executive officers individually, or directors and current executive officers as a group, beneficially owned more than 1% of the total number of shares of our Class A common stock outstanding as of December 1, 2021.

Name of Beneficial Owner	Class A common stock	Class A common stock obtainable within 60 days	Total

Directors and Named Executive Officers:

Alfred F. Kelly, Jr.	179,862	575,370	755,232	(1)

Ryan McInerney	162,040	584,494	746,534

Rajat Taneja	272,074	450,924	722,998

Vasant Prabhu	73,312	398,355	471,667

Kelly Mahon Tullier	43,015	181,459	224,474

Suzanne Nora Johnson	111,437	-	111,437

John A. C. Swainson	72,297	-	72,297

Francisco Javier Fernández-Carbajal	28,477	-	28,477

Robert W. Matschullat	27,234	-	27,234	(1)

Mary B. Cranston	11,096	-	11,096	(1)

Denise M. Morrison	5,347	-	5,347

John F. Lundgren	5,009	-	5,009

Lloyd A. Carney	2,726	-	2,726

Ramon Laguarta	2,510	-	2,510

Maynard G. Webb, Jr.	1,481	-	1,481	(1)

Linda J. Rendle	-	-	-	(1)

All Directors and Executive Officers as a Group (19 persons)	1,047,580	2,403,402	3,450,982

(1)

Total does not include the following number of shares deferred by each of our directors, as to which no voting or investment power currently exists: Mr. Matschullat (2,880), Ms. Cranston (12,705), Mr. Kelly (3,525), Mr. Webb (11,224) and Ms. Rendle (1,236).

Principal Stockholders

The following table shows those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Class A common stock based on the information disclosed in the SEC filings identified below and the number of the Company’s Class A common stock outstanding as of November 26, 2021. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Date of Schedule 13G/A Filing	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	February 10, 2021	144,092,407	8.50

BlackRock Inc. 55 East 52nd Street New York, NY 10055	February 1, 2021	127,158,232	7.50

(1)

Beneficial Owner	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose

Vanguard	0	2,957,238	136,515,903	7,576,504

BlackRock	109,504,379	0	127,158,232	0

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) requires our directors, executive officers and persons who beneficially own more than 10 percent of our Class A common stock, to file initial reports of ownership and reports of changes in ownership of our Class A common stock and our other equity securities with the SEC, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our directors, executive officers and persons who beneficially own more than 10 percent of our Class A common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2021, except that due to an administrative oversight, a Form 4 was filed one day late to report a grant of restricted stock units to Linda J. Rendle.

EXECUTIVE OFFICERS

Biographical data for each of our current executive officers is set forth below, excluding Mr. Kelly’s biography, which is included under the heading Director Nominee Biographies above. Of our eight executive officers, 38% are diverse by race or ethnicity (Messrs. Fabara, Prabhu, and Taneja) and 38% are women (Mses. Biggar, Mahon Tullier, and Rottenberg).

Lynne Biggar Chief Marketing Officer Age: 59

•  Joined Visa in February 2016

•  Leads Visa’s global brand strategy, consumer, B2B, and client marketing activities that advance Visa’s brand and business goals; oversees management and activation of Visa’s world’s leading sponsorship assets, marketing capabilities, and insights and analytics

•  Former Executive Vice President – Consumer Marketing and Revenue for Time Inc., one of the largest branded media companies, from November 2013 to January 2016, where she was responsible for driving consumer revenue for Time Inc. brands and products across all channels, consumer insights, data solutions and customer service

•  Held many senior positions at American Express Company, a multinational financial services corporation, from 1992 to 2013, most recently as Executive Vice President & General Manager – International Card Products and Experiences from January 2012 to November 2013, and Executive Vice President & General Manager – US Membership Rewards and Strategic Card Services in 2011

•  Received her B.A. in international relations from Stanford University and an M.B.A. from Columbia University

Paul D. Fabara Chief Risk Officer Age: 56

•  Joined Visa in September 2019

•  Responsible for maintaining the integrity and security of the Visa payment system, while also serving as the principal liaison with regulatory agencies

•  Ensures that Visa continues to deliver industry-leading services to prevent, detect and mitigate the impact of fraud and security attacks on Visa’s clients and other payment system stakeholders

•  Held many senior positions at American Express Company, a multinational financial services corporation, from 2011 to 2019, most recently as President, Global Services Group from February 2018 to September 2019, where he was responsible for the company’s global servicing functions, including customer service, credit and fraud operations, as well as enterprise-wide strategic initiatives; and Chief Risk Officer and President, Global Risk, Banking & Compliance, where he promoted strong capabilities and disciplined, integrated risk controls, from February 2016 to February 2018

•  Held senior positions at Barclays, a multinational investment bank and financial services company, including Managing Director, Global Head of Operations, Regulatory Implementation and Planning from February 2009 to January 2011, and Global Chief Operating Officer, Barclaycard from August 2006 to February 2009

•  Former Chief Operating Officer, Card Services at Alliance Data Systems, provider of loyalty and marketing services, from June 2002 to August 2006

•  Started his career at Providian Financial Corporation, where he served in many capacities, including risk management, underwriting, marketing, sales and service and credit administration

Ryan McInerney President Age: 46

•  Joined Visa in May 2013

•  Responsible for delivering value to Visa’s financial institutions, acquirers, merchants, and strategic partners in more than 200 countries and territories around the world

•  Oversees Visa’s market leadership teams; client services; strategic initiatives; global products, value-added services, and new flows

•  Served as Chief Executive Officer of Consumer Banking for JPMorgan Chase, a global financial services firm, from June 2010 to May 2013, where he oversaw a business with more than 75,000 employees and revenues of approximately $14 billion; was responsible for a banking network serving 20 million customers in 23 states

•  Served as Chief Operating Officer for Home Lending and as Chief Risk Officer for Chase’s consumer businesses, overseeing all credit risk management in credit card, home lending, auto finance, education finance, consumer banking and business banking; also served as Chase’s head of Product and Marketing for Consumer Banking

•  Former Principal at McKinsey & Company in the firm’s retail banking and payments practices

•  Received a finance degree from the University of Notre Dame

Vasant Prabhu Vice Chair, Chief Financial Officer Age: 61

•  Joined Visa in February 2015

•  Responsible for the Company’s financial strategies, planning, and reporting, in addition to all finance operations and investor relations

•  Served as Chief Financial Officer for NBCUniversal, a multinational media conglomerate, from May 2014 to February 2015, where he oversaw the company’s financial planning and operations and played a key role in NBCUniversal’s strategic business initiatives. Also managed the Operations and Technical Services division, which included NBCUniversal’s technical operations, physical plant, corporate services and information technology functions

•  Served as Chief Financial Officer for Starwood Hotels & Resorts Worldwide, Inc., a hotel company that is now part of Marriott International, from 2004 to May 2014

•  Former Executive Vice President, Chief Financial Officer and President, E-Commerce for Safeway, Inc., the supermarket retailer

•  Gained experience in the media sector as President of the Information and Media Group, The McGraw-Hill Companies, where he led a $1 billion division comprising Business Week, Broadcast television stations and Business Information Services

•  Held senior positions at PepsiCo, including Senior Vice President of Finance & Chief Financial Officer, Pepsi-Cola International

•  Started his career at Booz, Allen & Hamilton, the management consulting firm, where he rose to become a Partner serving Media and Consumer companies

•  Received his M.B.A. from the University of Chicago and a B.S. in Engineering from the Indian Institute of Technology

Julie B. Rottenberg General Counsel Age: 53

•  Joined Visa in February 2008

•  Responsible for the Company’s global legal and compliance functions, including leading the company’s litigation, regulatory, commercial agreements, and M&A matters

•  Former senior member of litigation team and Deputy General Counsel and Chief Counsel for North America for the Company

•  Former partner at Arnold & Porter, LLP

•  Served as a law clerk to the Honorable Robert Beezer, U.S. Court of Appeals, Ninth Circuit, and the Honorable Samuel Wilson, U.S. District Court, Western District of Virginia

•  Received a B.A., cum laude, in Political Science from San Diego State University and J.D. with highest honors from The George Washington University Law School

Rajat Taneja President, Technology Age: 57

•  Joined Visa in November 2013

•  Responsible for the Company’s technology innovation and investment strategy, product engineering, global IT and operations infrastructure

•  Served as Executive Vice President and Chief Technology Officer of Electronic Arts Inc., a video game company, from October 2011 to November 2013, where he was responsible for platform engineering, data center operations and IT supporting the company’s global customer base

•  Worked at Microsoft Corporation, including most recently as the Corporate Vice President, Commerce Division, in 2011 and the General Manager and Corporate Vice President, Online Services Division, from 2007 to 2011

•  Member of the Board of Directors of MSCI Inc.

•  Holds a B.E. in Electrical Engineering from Jadavpur University and an M.B.A. from Washington State University

Kelly Mahon Tullier Vice Chair, Chief People and Administrative Officer, and Corporate Secretary Age: 55

•  Joined Visa in June 2014

•  Oversees the Company’s people organization, as well as the global communication function and corporate services functions, comprising corporate real estate, aviation, security, and global events

•  Served as the Company’s Chief Legal and Administrative Officer until September 2021

•  Former Senior Vice President and Deputy General Counsel for PepsiCo, Inc., a multinational food, snack and beverage corporation, from August 2011 to June 2014, and managed the global legal teams supporting the business around the world, as well as centralized teams responsible for mergers and acquisitions, intellectual property, regulatory, litigation and procurement legal matters; also served as Senior Vice President and General Counsel for PepsiCo’s Asia Pacific, Middle East and Africa division, based in Dubai

•  Former Vice President and General Counsel for Frito-Lay, Inc., with responsibility for a wide range of legal, policy and compliance issues

•  Former associate at Baker Botts LLP and also served as a law clerk for the Honorable Sidney A. Fitzwater, U.S. District Court, Northern District of Texas

•  Received her B.A. from Louisiana State University and her J.D., magna cum laude, from Cornell Law School

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, and compensation decisions made under those programs for our NEOs for fiscal year 2021. Our NEOs are listed below.

Name	Title

Alfred F. Kelly, Jr.	Chairman and Chief Executive Officer

Vasant Prabhu	Vice Chair, Chief Financial Officer

Ryan McInerney	President

Rajat Taneja	President, Technology

Kelly Mahon Tullier	Vice Chair, Chief People and Administrative Officer

Ms. Mahon Tullier was appointed to the role of Vice Chair, Chief People and Administrative Officer effective October 1, 2021, the first day of the Company’s fiscal year 2022. The compensation described in this Compensation Discussion and Analysis for Ms. Mahon Tullier relates to her service as Chief Legal and Administrative Officer in fiscal year 2021.

Philosophy of our Compensation Program

We maintain compensation plans that tie a substantial portion of our NEOs’ overall target annual compensation to the achievement of pre-established financial and non-financial performance goals, which include ESG metrics. The Compensation Committee’s objectives are to balance short- and long-term performance criteria, as well as to recognize corporate, business, and individual achievements that impact all stakeholders. The primary principles that guide the compensation program design and administration are summarized in the table below.

Principles of our Compensation Program
Pay for Performance	The key principle of our compensation philosophy is pay for performance.
Alignment with Stakeholders’ Interests

We reward performance that meets or exceeds goals that the Compensation Committee establishes with the objective of increasing stockholder value over time and driving long-term strategic outcomes, including the Company’s broader ESG efforts.

Variation Based on Performance	We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our NEOs varies based on performance measured against annual and long-term goals.
Motivate and Retain Key Talent	We design our compensation program to motivate and retain key talent.

Key Elements of our Fiscal Year 2021 Compensation Program

Components of Executive Compensation

Compensation Component	Type of Pay	Key Characteristics	Purpose

Annual Cash Compensation

Base Salary	Fixed	Reviewed annually based on individual performance, market pay levels, and internal pay equity.	Attracts, retains, and rewards NEOs by providing a fixed source of income to reward experience, skills, and competencies.

Annual Incentive Awards

Cash Incentive Awards	Performance- Based	Variable cash compensation component based on performance against pre-established performance goals in four categories that are aligned with our corporate strategy: Financial; Client; Foundational; and ESG, Technology, and Other Corporate Priorities.	Focuses NEOs on our results and aligns NEOs’ interests with stakeholders’ interests by rewarding performance based on the achievement of pre-established, strategic goals.

Long-term Incentive Awards

Equity Granted in the Form of Stock Options, Restricted Stock Units, and Performance Shares	Performance- Based	Stock option and restricted stock unit awards vest annually over a three-year period. Performance shares vest at the end of a three-year performance period.

Aligns NEOs’ interests with stockholders’ interests by linking a substantial portion of each NEO’s compensation to the achievement of long-term corporate performance and operational efficiency.

Recognizes individual performance in grant value determinations.

Retains NEOs through multi-year vesting of equity awards and three-year performance periods, as applicable.

Provides opportunities for stock ownership, which attracts and motivates our NEOs and promotes retention.

Fiscal Year 2021 Financial Highlights

Visa delivered strong financial results in fiscal year 2021, even with the impact of COVID-19 on Visa’s business. The following table summarizes our key financial results for fiscal years 2021 and 2020. Please see the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for a more detailed discussion of our fiscal year 2021 financial results.

	Fiscal Year 2021		Fiscal Year 2020		Change (%)(1)

Net Revenues Growth, as reported	10%	(1)	(5%	)(1)	n/a

GAAP Net Income (in millions, except percentage) (2)	$12,311		$10,866		13%

Non-GAAP Net Income (in millions, except percentage)	$12,933		$11,193		16%

GAAP Diluted Earnings Per Share	$ 5.63		$ 4.89		15%

Non-GAAP Diluted Earnings Per Share (2)	$ 5.91		$ 5.04		17%

(1)	Calculated based on unrounded numbers.

(2)

Non-GAAP net income and Non-GAAP diluted earnings per share in fiscal years 2021 and 2020 reflect results as reported in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), excluding certain items that we believe were not representative of our continuing performance, as they were non-recurring or had no cash impact, and could distort our longer-term operating trends. For supplemental financial data and corresponding reconciliation of our GAAP to non-GAAP financial results, see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the SEC on November 18, 2021. Non-GAAP measures should be viewed in addition to, and not as a substitute for, financial results prepared in accordance with GAAP. When making its determination of the net revenues, net income, and earnings per share metrics, which were used as goals for the annual incentive plan and for performance share awards, the Compensation Committee made further adjustments as described under the heading Compensation Discussion and Analysis – Selected Corporate Performance Goals and Results for Fiscal Year 2021 and Compensation Discussion and Analysis – Long-Term Incentive Awards Granted in Fiscal Year 2021.

Performance-Based Compensation for Fiscal Year 2021

A significant portion of our fiscal year 2021 NEO compensation program is variable and at-risk and ties compensation to pre-established performance conditions, as described below.

Variable over Fixed Pay

•

For fiscal year 2021, 94% of our Chairman and Chief Executive Officer’s target total direct compensation was performance-based and 92% of the average of our other NEOs’ target total direct compensation was performance-based, which represent a slight increase from fiscal year 2020.

•

Each NEO’s performance-based compensation includes an annual cash incentive award and long-term performance shares. For the annual cash incentive, the target award value is established at the beginning of the fiscal year and the actual award amount is determined based on performance measured against pre-established goals at year-end. Performance shares provide the opportunity for shares to be earned at the end of a three-year performance period based on the achievement of pre-established financial goals. The payouts for the annual cash incentive and performance shares are capped at 200% of target.

Focus on Pre-Established Performance Metrics

•	For fiscal year 2021, the annual incentive plan included financial performance goals related to Net Revenues Growth, Net Income Growth, EPS Growth, and relative TSR, as described under the heading

Compensation Discussion and Analysis – Selected Corporate Performance Goals and Results for Fiscal Year 2021. In this proxy statement, we refer to the first three metrics as Net Revenues Growth – VIP adjusted, Net Income Growth – VIP adjusted, and EPS Growth – VIP adjusted. Actual performance for the financial metrics in the annual incentive plan, other than relative TSR, exceeded target performance levels established for the fiscal year.

•

In addition to financial goals, the fiscal year 2021 annual incentive plan scorecard also included goals in the following three categories: Client, Foundational, and ESG, Technology, & Other Corporate Priorities. These performance goals were designed to align with our strategic objectives, including ESG initiatives, as described under the heading Compensation Discussion and Analysis – Selected Corporate Performance Goals and Results for Fiscal Year 2021. After the end of the fiscal year, the Compensation Committee carefully considered the Company’s performance against each of the pre-established goals and evaluated the degree to which each goal was exceeded, met, or not achieved, as described under the heading Compensation Discussion and Analysis – Selected Corporate Performance Goals and Results for Fiscal Year 2021. Based on this analysis, as well as its review of each NEO’s individual performance, the Compensation Committee determined that the payout for the annual incentive plan would be 165% of each NEO’s target payout.

•

The performance shares granted to our NEOs are based on our average EPS result over the three separate years applicable to the particular performance share award and our relative TSR for the three-year period. In this proxy statement, we refer to the EPS metric as EPS – PS adjusted. Our fiscal year 2021 EPS – PS adjusted was above the maximum established for fiscal year 2021, resulting in a performance factor of 200% for the relevant portion of each award.

•

The performance shares previously awarded on November 19, 2018 completed their three-year performance period at the end of fiscal year 2021. Performance shares earned pursuant to these awards were based on EPS – PS adjusted for fiscal years 2019, 2020, and 2021 and our three-year relative TSR measured against the other companies in the S&P 500. As described under the heading Compensation Discussion and Analysis – Determination of Shares Earned for Performance Shares Previously Awarded on November 19, 2018, performance against the two metrics resulted in the vesting of 110.1% of the target number of performance shares subject to these awards. As described in our proxy statement filed with the SEC on December 3, 2020, our fiscal year 2020 EPS – PS adjusted fell below the threshold established for fiscal year 2020, resulting in a performance factor of 0%. This fiscal year 2020 performance factor negatively affected the number of performance shares that vested in November 2020 and November 2021 by 41.7% and 33.7%, respectively, assuming the fiscal year 2020 EPS – PS adjusted had resulted in target-level performance, and it will negatively affect the number of performance shares that are scheduled to vest in November 2022.

Highlights of our Compensation Program

WHAT WE DO
Pay for Performance: A significant portion of each NEO’s target annual compensation is variable and at-risk based on achievement of pre-established performance goals.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote. At our 2021 Annual Meeting of Stockholders, approximately 94% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year compensation of our NEOs.

Recoupment Policies: Our Clawback Policy authorizes the Board to recapture past incentive compensation or cancel outstanding awards in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct, or gross negligence of the executive officer, and our equity award agreements provide for the forfeiture of equity-based awards in the event of specified detrimental activity in the absence of a restatement.

Short-Term and Long-Term Incentives/Measures: Our annual and long-term plans provide a balance of incentives and include complementary measures of performance.
Capped Incentive Award: Payouts under our annual incentive and long-term performance shares are capped at 200% of target.
Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant, who provides no other services to the Company.

Stock Ownership Guidelines: To further align the interests of management with our stakeholders, we have significant stock ownership guidelines that require our executive officers to hold a multiple of their annual base salary in equity.

Limited Perquisites: We provide limited special benefits to executive officers and do not provide tax gross-ups other than with respect to business-related relocation expenses. We also provide tax equalization for employees on expatriate assignments under our relocation and tax equalization policies.

Engagement with Stockholders: Our Board and management team greatly value the opinions and feedback of our stockholders, which is why we have proactive, ongoing engagement with our stockholders throughout the year focused on executive compensation.

WHAT WE DON’T DO

Gross-up for Excise Taxes: Our Executive Severance Plan does not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed to be made in connection with a change of control. Similarly, we do not provide for tax gross-ups on our limited perquisites.

Repricing of Stock Options: Our equity incentive plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.
Fixed-Term Employment Agreements: Employment of our executive officers is “at will” and may be terminated by either the Company or the employee at any time.

Single-Trigger Severance Arrangements: Our Executive Severance Plan and equity award agreements generally require a qualifying termination of employment in addition to a change of control before any change of control payments or benefits are triggered.

Hedging and Pledging: Our insider trading policy prohibits all employees and directors from hedging their economic interest in the Visa shares they hold or pledging Visa shares as collateral for a loan.

Say-on-Pay

At the 2021 Annual Meeting of Stockholders, approximately 94% of the votes cast on the Company’s annual Say-on-Pay proposal supported our fiscal year 2020 NEO compensation program. We believe these results represent strong investor support of our overall compensation philosophy and decisions. Accordingly, the Compensation Committee did not make any changes to the underlying structure of our executive compensation program for fiscal year 2021 directly as a result of the Say-on-Pay vote. Nevertheless, the Compensation Committee regularly reviews the compensation program to ensure it remains competitive and aligned with our stakeholders’ interests and the principles of the program.

Setting Executive Compensation

Compensation Committee and Management

Our Compensation Committee, which consists solely of independent directors, is responsible for establishing and reviewing the overall compensation philosophy and program for our NEOs.

As discussed in detail under the heading Risk Assessment of Compensation Program, when establishing the annual compensation program for our NEOs, the Compensation Committee takes into consideration the potential risks associated with the program and structures it to provide appropriate incentives without encouraging excessive risk taking.

Setting Performance Goals and Making Compensation Determinations

●  Compensation Committee begins with a review of our compensation program, including determining if our compensation levels are competitive with our peer companies and if any changes should be made to the program for the next fiscal year.

●  Compensation Committee determines the principal components of compensation for the NEOs and the individual performance goals of the Chairman and Chief Executive Officer and sets the performance goals for each performance-based compensation component.

●  Chairman and Chief Executive Officer sets individual performance goals for each of the other NEOs, which are reviewed by the Compensation Committee. The individual performance goals are designed to drive our corporate goals and strategic objectives.

●  Compensation Committee meets regularly throughout the year, with management and in executive session, and reviews the Company’s performance to date against the corporate performance goals. The Compensation Committee also reviews the executive compensation program to ensure that it remains competitive and aligned with our stakeholders’ interests and the other principles of the program. The Compensation Committee’s independent consultant generally attends all committee meetings.

●  Compensation Committee conducts a multi-part review of each NEO and the Company’s performance for the preceding fiscal year measured against the pre-established performance goals and makes annual compensation determinations. The Compensation Committee’s objective is to ensure that the level of compensation approved is consistent with the level of performance delivered.

●  Our Chairman and Chief Executive Officer reviews the performance of each NEO (other than his own performance, which is reviewed by the Compensation Committee) and presents his compensation recommendations to the Compensation Committee.

●  Compensation Committee reviews the compensation recommendations relating to NEOs that were made by our Chairman and Chief Executive Officer and approves all compensation decisions for our NEOs based on its assessment of performance.

●  For his own performance review, the Chairman and Chief Executive Officer prepares a self-assessment, which is reviewed by each independent director and discussed by the Compensation Committee and the other independent directors of the Board. When making compensation decisions for our Chairman and Chief Executive Officer and other NEOs, the Compensation Committee considers the views of the other independent directors.

Role of Independent Consultant

Our Compensation Committee has the sole authority to retain and replace compensation consultants to provide it with independent advice. The Compensation Committee engaged Frederic W. Cook & Co. (FW Cook) until July 2021 and Meridian Compensation Partners, LLC (Meridian) beginning in July 2021 as its independent consultants to advise it on executive and non-employee director compensation matters. These selections were made without the influence of management. Under the terms of their agreements with the Compensation Committee, the consultants do not provide any other services to the Company, unless directed to do so by the Compensation Committee and within the scope of the Compensation Committee’s charter. During fiscal year 2021, the consultants provided no services to the Company other than to advise the Compensation Committee on executive and non-employee director compensation issues. In addition, at the start of fiscal year 2021, the Compensation Committee conducted a formal evaluation of the independence of FW Cook and, based on this review, did not identify any actual or potential conflict of interest raised by the work performed by FW Cook. Similarly, prior to selecting or receiving advice from Meridian in July 2021, the Compensation Committee conducted a formal evaluation of the independence of Meridian and, based on this review, did not identify any actual or potential conflict of interest raised by the work to be performed by Meridian. When conducting these evaluations, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and the NYSE’s listing standards. References in this proxy statement to the “independent consultant” refer to FW Cook prior to July 2021 and Meridian from July 2021 onward.

Compensation Peer Group

As part of its annual compensation review process, the Compensation Committee discussed with its independent consultant an analysis of our fiscal year 2021 executive compensation program, including total compensation and the elements used to compensate our NEOs. It then compared their compensation to that of similarly situated NEOs of other companies in our compensation peer group. The review was based on public compensation data for our compensation peer group and data from third-party compensation surveys.

To best inform their pay decisions based on where the Company competes for talent, the Compensation Committee has established two categories for identifying peer companies:

•	Direct business competitors, plus any companies listed as peers by a majority of these companies that would be considered “peers of peers.”

•

Related-industry competitors who are S&P 500 companies (a) classified as financial services or technology, excluding hardware and manufacturing; (b) with a 12-month average market capitalization value between approximately 1/4 and 4x Visa’s average market capitalization; and (c) with annual revenues of less than $150 billion.

A list of 23 companies identified as peers for fiscal year 2021 is shown below.

Direct Peers	Related Industry Peers
	Financial Services	Technology

– American Express Company – Discover Financial Services – Mastercard Incorporated – PayPal Holdings, Inc.

– Bank of America Corporation

– BlackRock, Inc.

– Capital One Financial Corporation

– Citigroup Inc.

– JPMorgan Chase & Co.

– Morgan Stanley

– The Bank of New York Mellon Corporation

– The Goldman Sachs Group, Inc.

– The PNC Financial Services Group, Inc.

– U.S. Bancorp

– Wells Fargo & Company

– Accenture plc – Adobe Inc. – Facebook, Inc. – Alphabet Inc. – IBM Corporation – Microsoft Corporation – Oracle Corporation – salesforce.com, inc.

In July 2021, using the methodology described above, the Compensation Committee reviewed the peer companies and added Square, Inc. to the list of companies for fiscal year 2022. The Compensation Committee also considered Square, Inc., in addition to the other companies listed above, when it made compensation decisions at the end of fiscal year 2021.

Use of Market Data

To attract and retain key executives, we consider total compensation for our NEOs by reference to the range of compensation paid to similarly situated executives of our compensation peer group. This includes salary, annual incentive targets, and long-term incentive grant values. The actual level of our NEOs’ total direct compensation is determined based on both individual and corporate performance and can vary based on such factors as expertise, performance, or advancement potential.

Internal Equity and Tally Sheets

As part of its annual compensation review, the Compensation Committee compares our NEOs’ target annual compensation levels to ensure that they are internally equitable. The Compensation Committee also regularly reviews tally sheets for each NEO to ensure that it is considering a complete assessment of all compensation and benefits. The tally sheets include the aggregate amount of equity awards and other compensation values accumulated by each NEO and potential payments upon termination of employment both related and unrelated to a change of control.

Summary of Fiscal Year 2021 Base Salary and Incentive Compensation

In November 2021, the Compensation Committee determined our NEOs’ total direct compensation based on corporate and individual performance for fiscal year 2021. Their total direct compensation is composed of the following elements: base salary; annual incentive plan payments earned for performance in fiscal year 2021; and long-term equity incentives consisting of performance shares, stock options, and restricted stock units granted on November 19, 2021.

The table below reflects these components for each NEO for fiscal year 2021. As the long-term incentive awards for fiscal year 2021 set forth in the following table were awarded after the end of the fiscal year, they are discussed under the heading Fiscal Year 2022 Compensation. The equity awards discussed under the heading Fiscal Year 2021 Compensation – Long-Term Incentive Compensation refer to the equity awards made on November 19, 2020, during fiscal year 2021.

The table below differs substantially from the Summary Compensation Table for Fiscal Year 2021 later in this proxy statement in that the equity awards included in the table for fiscal year 2021 below were awarded on November 19, 2021 while the equity awards included in the Summary Compensation Table were granted on November 19, 2020. This supplemental table is not intended as a substitute for the information in the Summary Compensation Table for Fiscal Year 2021, but is provided to show the total direct compensation that the Compensation Committee considers to be attributable to fiscal year 2021.

		Incentive Compensation
Name	Base Salary ($)(1)	Annual Incentive Plan ($)(2)	Value of Performance Shares (target value) ($)(3)	Value of Stock Options ($)(4)	Value of Restricted Stock Units ($)(4)	Total ($)

Alfred F. Kelly, Jr.	1,550,000	6,400,000	10,650,000	5,325,000	5,325,000	29,250,000

Vasant Prabhu	1,100,000	3,630,000	5,250,000	2,625,000	2,625,000	15,230,000

Ryan McInerney	1,100,000	3,630,000	6,675,000	3,337,500	3,337,500	18,080,000

Rajat Taneja	1,100,000	3,630,000	6,250,000	3,125,000	3,125,000	17,230,000

Kelly Mahon Tullier	800,000	1,980,000	3,525,000	1,762,500	1,762,500	9,830,000

(1)

Reflects the NEO’s rate of base salary as of September 30, 2021, which was effective October 1, 2020 for all NEOs except for Ms. Mahon Tullier, whose rate of base salary was effective as of January 11, 2021.

(2)

Reflects the payment pursuant to the annual incentive plan approved by the Compensation Committee in November 2021 and paid on November 15, 2021. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2021.

(3)

Reflects the target dollar value of performance shares approved by the Compensation Committee in November 2021 and awarded on November 19, 2021. Please see the heading Fiscal Year 2022 Compensation for additional information regarding these awards.

(4)

Reflects the dollar value of restricted stock units and stock option grants approved by the Compensation Committee in November 2021 and granted on November 19, 2021. The grant date fair value of these awards will be included in the fiscal year 2022 Summary Compensation Table in the proxy statement for the 2023 annual meeting of stockholders. Please see the heading Fiscal Year 2022 Compensation for additional information regarding these awards.

Fiscal Year 2021 Compensation

Base Salary

When setting our NEOs’ base salaries, the Compensation Committee generally considers the range of compensation paid to similarly situated executive officers of our compensation peer group. The Compensation Committee may set salaries relative to this range based on considerations including the expertise, performance, or advancement potential of each NEO, including relative to other NEOs. The base salary levels of our NEOs typically are considered annually as part of our performance review process, and upon an NEO’s promotion or other change in job responsibilities.

During its annual review of the base salaries of our NEOs for fiscal year 2021, the Compensation Committee considered market data for our compensation peer group; an internal review of each NEO’s compensation, both individually and relative to other NEOs; and the individual performance of each NEO.

Based on this review, and in consultation with its independent consultant, the Compensation Committee decided that it would not adjust the base salaries of our NEOs for fiscal year 2021. In connection with her promotion to the role of Chief Legal and Administrative Officer on January 11, 2021, the Compensation Committee approved an increase in Ms. Mahon Tullier’s base salary from $725,000 to $800,000.

Annual Incentive Plan

Incentive Plan Target Award Percentage

During fiscal year 2021, each of our NEOs was eligible to earn an annual cash incentive award under the Visa Inc. Incentive Plan, or VIP. Each NEO’s target award was expressed as a percentage of his or her base salary, reflecting market practice, internal equity among executive officers, and the intended value and mix of target total direct compensation. After the end of the fiscal year, the Compensation Committee determined the amount of each NEO’s actual annual incentive award based upon its evaluation of achievement against pre-determined goals, with a maximum opportunity of 200% of the target percentage attributable to each individual.

Selected Corporate Performance Goals and Results for Fiscal Year 2021

In prior years, the Compensation Committee established a fixed percentage of the annual incentive attributable to corporate financial metrics. To better balance annual incentive determinations across financial and non-financial strategic considerations, in November 2020 the Compensation Committee approved a scorecard approach for fiscal year 2021 annual incentive awards. Rigorous quantitative and qualitative corporate performance goals were pre-established in four categories, and the Compensation Committee reviewed progress against each goal quarterly during the year and evaluated achievement of the goals at year-end. The Compensation Committee determined a payout percentage based on its evaluation of results against the scorecard and then reviewed each NEO’s individual performance against their annual goals to determine whether any further adjustments should be made based on the NEOs’ individual performance.

These scorecard performance goals were established by reference to our corporate strategy, which is designed to position the Company competitively and thereby deliver superior performance, and which should in turn create value for our stockholders and benefit our employees, clients, and the communities in which we operate. For fiscal year 2021, the Compensation Committee wanted our NEOs to be focused on a wide range of performance goals that are critical to our corporate strategy, by promoting financial goals along with other priorities that are vital to the Company’s long-term success, such as ESG initiatives. This approach is aligned with our corporate strategy, enhances shareholder value, and reduces the likelihood of excessive risk taking with respect to any particular financial performance goal. Accordingly, for fiscal year 2021, the Compensation Committee took a more holistic approach to the goal-setting process and did not apply specific weighting to the corporate performance goals described below, and the Compensation Committee carefully considered each goal in its overall evaluation of corporate performance.

Each of the performance goals for the annual incentive plan scorecard was established on November 3, 2020, except that the full fiscal year financial goals were a combination of first half goals established on November 3, 2020 and second half goals established on April 19, 2021. These goals were established based on the best available information at each time amidst great uncertainty regarding the continuing impact of COVID-19 on the global economy as well as consumer and business spending patterns. The goals were designed to be challenging and were expected to incentivize the NEOs to advance Visa’s strategic and operational priorities while the impact of COVID-19 on the Company’s business was uncertain. For example, although Visa ultimately delivered strong financial results for fiscal year 2021, these results outpaced expectations and would have been difficult to predict based on global economic conditions at the time the goals were established.

The following table lists selected metrics from the annual incentive scorecard for fiscal year 2021.

Following the end of fiscal 2021, the Compensation Committee evaluated the Company’s performance relative to each goal in the annual incentive scorecard. The following tables list some of the goals and achievements that the Compensation Committee considered to be important drivers of the Company’s success when making its annual incentive determinations for the NEOs. These goals and results represent a range of factors that demonstrate the value delivered by our NEOs to stockholders, our employees, clients, and the communities in which we operate. To provide our stockholders with visibility into the goal-setting process while balancing concerns that disclosure of some operational goals would provide our competitors with insight into specific business priorities and initiatives, not all metrics, goals, and results are described in detail below.

Financials, Clients, and Foundational

• Net Revenues Growth – VIP adjusted of 10.3%, exceeding the annual goal of 4.0%

• Net Income Growth – VIP adjusted of 17.6%, exceeding the annual goal of 1.6%

• EPS Growth – VIP adjusted of 19.4%, exceeding the annual goal of 3.2%

• Relative TSR at the 15th percentile of companies in the S&P 500 for fiscal year 2021, falling below the annual goal of the top quartile

• Payments Volume Growth of 16.2%, exceeding the annual goal of 11.0%

• Constant-dollar Cross-Border Volume Growth excluding Intra-Europe of 1.3%, exceeding the annual goal

• Net New Acceptance Locations of 10.9 million, exceeding the annual goal

• Contactless Penetration of 49.3%, exceeding the annual goal of 45.6%

ESG, Technology & Other Corporate Priorities

•  Exceeded our goals of protecting the Company from cyber threats with zero data breaches; innovating on cyber capabilities for the Company and ecosystem to further advance our leadership position; and ensuring compliance with regulatory reviews with no material weaknesses in cybersecurity

•  Exceeded our goals of digitizing and advancing risk management capabilities to ensure that the Company maintains a strong control environment; deploying new solutions to transform our capabilities to detect and act against internal risks to the Company; and deploying enhanced analytics to improve ecosystem risks

•  Met our technology goals for authorization processing success rates for core and open systems, clearing processing success rates for VisaNet, and settlement data processing and settlement data accuracy for core systems

• Exceeded our goal of digitally enabling 14 million small and micro businesses (SMBs) worldwide as part of our three-year goal of digitally enabling 50 million SMBs

•  Met our goal of maintaining 100% renewable electricity usage and deepened our sustainability strategy in a significant way by signing our inaugural long-term solar purchase agreement covering 33% of our global electricity use; exceeded our goal of continuing to reduce our carbon footprint by achieving carbon neutrality across our operations; significantly expanded our sustainable banking and commerce efforts and announced a commitment to be climate positive

•  Exceeded our goal of increasing participation by our employees in social impact programs sponsored by the Company, such as volunteering opportunities, charitable donations with Company match, and other similar employee programs. Our goal was 70%, and we achieved 85% participation of our employees in such programs.

• Met our goal of launching the Visa Black Scholars & Jobs Program and selected the first cohort of scholars to receive scholarships, job opportunities, and mentorships under the program

• Met our goal of increasing representation and launching development programs for underrepresented employees in the US and continuing to improve representation of women globally

•  Met our goal of fostering an environment that supports collective wellbeing of the Company’s employees and encourages self-care and mental health by, among other initiatives, introducing regular pulse surveys to solicit employee feedback on targeted issues; introducing speaker series and employee and manager training sessions related to wellbeing issues; and introducing wellbeing ambassadors and expansion of a dedicated wellbeing team within the People organization

For purposes of the annual incentive plan, our Net Revenues Growth – VIP adjusted for fiscal year 2021 was determined as year-over-year growth in gross revenues net of client incentives, adjusted to exclude pre-established adjustments made in accordance with the terms of the annual incentive plan determined at the beginning of fiscal year 2021. Our Net Income Growth – VIP adjusted was determined by adjusting our U.S. GAAP Net Income to exclude certain items that we believe were not representative of our continuing performance, as they were non-recurring or had no cash impact, and could distort our longer-term operating trends, as well as other pre-established adjustments made in accordance with the terms of the annual incentive plan determined at the beginning of fiscal year 2021. For supplemental financial data and corresponding reconciliation of our GAAP to non-GAAP financial results, see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the SEC on November 18, 2021. Non-GAAP measures should be viewed in addition to, and not as a substitute for, financial results prepared in accordance with GAAP.

Individual Performance for Fiscal Year 2021

In addition to its review of the Company’s overall results relative to each goal in the annual incentive scorecard and its determination of the appropriate payout percentage to reflect these results, the Compensation Committee also evaluated, based on each NEO’s self-assessment and Mr. Kelly’s input, each NEO’s individual performance. Individual performance goals for the Chairman and Chief Executive Officer were established with the oversight of the Compensation Committee. Individual performance goals for the other NEOs were proposed by the Chairman and Chief Executive Officer and reviewed by the Compensation Committee.

The following is a summary description of each NEO’s individual performance achievements for fiscal year 2021.

Mr. Kelly	Performance Results

•  Delivered strong financial results, including double-digit growth in revenues, net income, and EPS despite enduring impacts of the pandemic

•  Deepened relationships with existing clients and successfully built new partnerships with issuers, acquirers, fintechs, and enablers across the ecosystem

•  Demonstrated exceptional leadership of Visa’s employees through continued challenges with COVID-19, including developing an approach to safely bring employees back to the office in a new hybrid model of flexible work, supporting engagement and focusing on employee wellbeing, and championing inclusion and diversity

•  Implemented a restructuring of our new flows and value-added services businesses to enable our accelerated revenue trajectory

•  Launched global brand refresh to more deeply align the brand with Visa’s growth strategy and corporate purpose

Mr. Prabhu	Performance Results

•  Performed strongly on financial metrics

•  Delivered agile spend and investment management in response to rapidly evolving business conditions

•  Provided strong leadership on the mergers and acquisition pipeline and strategic investment portfolio

•  Led efforts to further expand Visa’s industry-leading capabilities in treasury and foreign exchange

Mr. McInerney	Performance Results

•  Signed key deals with new and existing clients to drive future revenue growth

•  Accelerated growth in new flows and value-added services, diversifying Visa’s revenues

•  Expanded the Network of Networks strategy to deliver secure and seamless money movement over any rails

•  Continued to evolve Visa’s market operating model to accelerate revenue growth

•  Led global initiatives to support employee wellbeing, inclusion, diversity, and talent

Mr. Taneja	Performance Results

•  Protected Visa’s assets and the ecosystem with strong cybersecurity defenses

•  Demonstrated outstanding operational excellence through availability, reliability, and resilience of core systems

•  Supported product development and innovation across core products, new flows, and value-added services

•  Continued to transform Visa’s technology organization

•  Championed inclusion and diversity efforts in attracting, retaining, and advancing talent

Ms. Mahon Tullier	Performance Results

•  Delivered strong management of Board and shareholder engagement

•  Effectively led engagement with governments and regulators around the world

•  Drove initiatives to evolve Visa’s corporate real estate strategy

•  Assumed responsibility for the global People organization on an interim basis in fiscal year 2021

•  Developed programs to enhance inclusion and diversity, including the launch of the Visa Black Scholars & Jobs Program

Payment of Annual Incentive Plan Awards for Fiscal Year 2021

Based on its analysis of Visa’s performance relative to each annual incentive scorecard goal, the Compensation Committee determined that the payout percentage for the 2021 annual incentive plan would be 165% of target and that it would not adjust this payout percentage for any NEO based on its evaluation of the individual achievements described above. The Compensation Committee determined that this payout percentage appropriately reflected, in the aggregate, the Company’s and each NEO’s performance relative to the pre-established goals.

The fiscal year 2021 annual cash incentive award payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2021 and are set forth in the following table.

	Annual Base Salary	x	Target Annual Incentive %(1)	Target Annual Incentive $(1)	x	Payout Percentage	=	Final Award(2)

Alfred F. Kelly, Jr.	$1,550,000		250%	$3,875,000		165%	$	6,400,000

Vasant Prabhu	$1,100,000		200%	$2,200,000		165%	$	3,630,000

Ryan McInerney	$1,100,000		200%	$2,200,000		165%	$	3,630,000

Rajat Taneja	$1,100,000		200%	$2,200,000		165%	$	3,630,000

Kelly Mahon Tullier	$800,000		150%	$1,200,000		165%	$	1,980,000

(1)	The “maximum” amounts are provided under the Grants of Plan-Based Awards in Fiscal Year 2021 Table.
(2)	Results were rounded up to the next ten thousand.

Long-Term Incentive Compensation

The Visa Inc. 2007 Equity Incentive Compensation Plan is intended to promote our long-term success by attracting, motivating, and retaining our non-employee directors, officers, and employees.

The Compensation Committee administers the equity incentive plan with respect to our NEOs and determines, in its informed judgment and in accordance with the terms of the equity incentive plan, the recipients who may be granted awards, the form and amount of awards, the terms and conditions of awards (including vesting and forfeiture conditions), the timing of awards, and the form and content of award agreements.

Long-Term Incentive Awards Granted in Fiscal Year 2021

In determining the types and amounts of annual equity awards to be granted to our NEOs in fiscal year 2021, the Compensation Committee considered, in consultation with its independent consultant, factors including the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance, recommendations from our Chairman and Chief Executive Officer (for awards to the NEOs other than himself), and each NEO’s total compensation, including the value of outstanding awards held by each NEO. The Compensation Committee also considered the incentives provided by different award types, including increasing stockholder value, avoiding excessive risk taking, and encouraging employee retention.

The value of equity awards granted to each NEO in fiscal year 2021 consisted of 25% stock options, 25% restricted stock units, and 50% performance shares. Each award type is used to retain and incentivize key executive officers. Stock options generate value only if Visa’s stock price appreciates after the grant date, and performance shares are designed so that the number of shares that are earned varies based on corporate performance results.

The following table displays the total combined value of equity awards approved by the Compensation Committee for our NEOs in fiscal year 2021, and the award value broken down by component.

	Components of annual awards granted on November 19, 2020
	Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Shares at Target ($)(1)	Total Combined Value of Equity Awards ($)

Alfred F. Kelly, Jr.	5,125,000	5,125,000	10,250,000	20,500,000

Vasant Prabhu	2,625,000	2,625,000	5,250,000	10,500,000

Ryan McInerney	3,212,500	3,212,500	6,425,000	12,850,000

Rajat Taneja	3,050,000	3,050,000	6,100,000	12,200,000

Kelly Mahon Tullier	1,262,500	1,262,500	2,525,000	5,050,000

(1)

As the aggregate grant date fair values of the performance shares displayed in the Summary Compensation Table for Fiscal Year 2021 and the Grants of Plan-Based Awards in Fiscal Year 2021 Table later in this proxy statement are computed in accordance with stock-based accounting rules and will be displayed in multiple years, the values in those tables differ from the values displayed in the table above.

Stock Options and Restricted Stock Units

The dollar value of the annual equity awards in the table above were converted to a specific number of options or restricted stock units on the November 19, 2020 grant date, based on the fair market value of our Class A common stock on that date and the Black-Scholes value of stock options. The stock options and restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment through each such vesting date.

Performance Shares

The value displayed for performance shares in the table above reflects the target value of the annual award. The target number of performance shares is determined at the beginning of a three-year performance period and the number of shares earned at the end of the three-year period will range from zero to 200% of target depending on our corporate performance, as measured by:

•	the annual EPS goal established for each fiscal year; and

•	an overall modifier based on Visa’s TSR ranked relative to S&P 500 companies, or relative TSR Rank, over the three-year performance period.

Vesting of the performance shares is generally subject to each NEO’s continued employment through the entire three-year performance period, except upon certain terminations of employment due to death, disability, retirement, and certain qualifying (double-trigger) terminations in connection with a change in control, as described in the section titled Potential Payments upon Termination or Change of Control.

We set EPS goals annually and average the results over three fiscal years to ensure that the goals are meaningful and the EPS results relative to the goals are not disproportionately impacted by unforeseeable market factors outside the NEOs’ control over a multi-year period, such as the impact of the COVID-19 pandemic on the global economy in fiscal year 2020. This approach provides a performance and retention incentive over the long term with three-year cliff vesting, while also including a modifier based on three-year relative TSR performance.

FY2021-FY2023 Performance Share Design

Impact of Stock Buybacks on EPS

The amount of stock buy-backs are budgeted at the beginning of the year. If Visa repurchased stock significantly above or below this level, the EPS result would be adjusted for the difference.

Relative TSR Modifier

The relative TSR modifier will reduce by up to 25% the number of shares that are earned for periods when our TSR performance is below the median of the companies comprising the S&P 500 and will increase by up to 25% the number of shares that are earned for periods when our TSR performance exceeds the median of the companies comprising the S&P 500. The total number of shares that may be earned at the end of the three-year period is capped at 200% of the target number of shares.

EPS Goals

One-third of the target performance shares awarded on November 19, 2020 was tied to the fiscal year 2021 EPS goal that the Compensation Committee established within the first 90 days of fiscal year 2021. The remaining two-thirds of the target shares awarded is tied to the EPS goals for each of fiscal years 2022 and 2023, which will be set by the Compensation Committee within the first 90 days of the respective fiscal year. The actual EPS result will be used to determine the percentage of target shares credited from each of the three award segments. If the minimum EPS goal is reached in a particular year, 50% of the target shares will be credited for that segment; if the target EPS goal is reached, 100% of the target shares will be credited; and if the maximum EPS goal is reached, 200% of the target shares will be credited. Results are interpolated for EPS performance between threshold and target, and between target and maximum.

At the end of fiscal year 2021, the Compensation Committee reviewed our EPS – PS adjusted of $5.90, which was determined by excluding from U.S. GAAP EPS certain adjustments from U.S. GAAP Net Income described under the heading Compensation Discussion and Analysis – Selected Corporate Performance Goals and Results for Fiscal Year 2021, as well as other adjustments, including net income related to acquisitions closed during fiscal year 2021. All of the Compensation Committee’s adjustments were made in accordance with terms determined at the beginning of fiscal year 2021. The Compensation Committee determined that the final EPS –PS adjusted result of $5.90 exceeded the maximum goal of $5.54 for fiscal year 2021.

At the completion of the entire three-year performance period in November 2023, the shares credited from the above EPS calculations for the three fiscal years will be totaled and the overall number of shares will be modified based on Visa’s TSR Rank for the full three-year period. This TSR Rank modification may increase or decrease the final number of shares earned by a maximum of 25% (see chart below); however, the final number of shares earned at the end of the three-year period, after the modification is applied, is capped at 200% of the initial target number.

	Threshold Performance	Target Performance	Maximum Performance

Modifying Metric	75%	100%	125%

3-Year Visa TSR Rank vs. S&P 500(1)	25th Percentile or Below	50th Percentile	75th Percentile or Above

(1)	Results between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile are interpolated between 75% and 100% or 100% and 125%, respectively.

The EPS goal for fiscal year 2021 and actual EPS results discussed above also apply to the third portion of the performance shares previously awarded to our NEOs on November 19, 2018 and the second portion of the performance shares previously awarded to our NEOs on November 19, 2019 (see illustration below).

Consistent with FASB ASC Topic 718, the value of the performance share awards for fiscal year 2021 included in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2021 later in this proxy statement represents the third segment of the award made on November 19, 2018, the second segment of the award made on November 19, 2019, and the first segment of the award made on November 19, 2020.

Determination of Shares Earned for Performance Shares Previously Awarded on November 19, 2018

The performance shares previously awarded to NEOs on November 19, 2018 completed their three-year performance period following fiscal year 2021. As a result, the Compensation Committee determined and certified the Company’s actual results over the three-year period in November 2021, which determined the final number of shares earned pursuant to those awards. As illustrated below, based on the annual EPS results for fiscal years 2019, 2020, and 2021, and our TSR Rank over the three-year period, the performance shares earned equated to 110.1% of the target award established on November 19, 2018.

Primary Metric	Threshold ($)	Target ($)	Maximum ($)	Result ($)	EPS Result as % of Target(1)

Fiscal Year 2019 EPS	4.98	5.35	5.72	5.45	127.0% of Target

Fiscal Year 2020 EPS	5.68	6.11	6.54	5.01	0.0% of Target

Fiscal Year 2021 EPS	4.61	5.18	5.54	5.90	200.0% of Target

Average Result					109.0% of Target

(1)	Percentage is based on unrounded values.

Modifying Metric	Threshold (75% modifier)	Target (100% modifier)	Maximum (125% modifier)	Result	Modifier %

3 Year TSR Rank v. S&P 500	25th percentile	50th percentile	75th percentile	51st percentile	101%

Primary Metric Result	Times	Modifying Metric	Equals	Final Payout Result as a % of Target (capped at 200%)

109.0%	x	101%	=	110.1%

Based on this Final Payout Result of 110.1%, on November 30, 2021, Mr. Kelly, Mr. McInerney, Mr. Prabhu, Mr. Taneja, and Ms. Mahon Tullier earned shares equal to 110.1% of the target number of shares granted to each of them on November 19, 2018. As a result, Mr. Kelly earned 70,467 shares versus his target of 64,003 shares, Mr. McInerney earned 29,821 shares versus his target of 27,085 shares, Mr. Prabhu earned 26,553 shares versus his target of 24,117 shares, Mr. Taneja earned 27,983 shares versus his target of 25,416 shares, and Ms. Mahon Tullier earned 15,523 shares versus her target of 14,099 shares.

Retirement and Other Benefits

Our benefits program is designed to be competitive and cost-effective. It is our objective to provide core benefits, including medical, retirement, life insurance, paid time off, and leaves of absence, to all employees and to allow for supplementary non-core benefits to accommodate regulatory, cultural, and practical differences in the various geographies in which we have operations.

We sponsor a frozen tax-qualified defined benefit pension plan, which we refer to as the retirement plan. We also sponsor a tax-qualified defined contribution 401(k) plan, which we refer to as the 401k plan, to provide market driven retirement benefits to all eligible employees in the United States.

We maintained a non-qualified excess retirement benefit plan and a non-qualified excess 401k plan to make up for the limitations imposed on our tax-qualified plans by the Internal Revenue Code. New contributions to these non-qualified plans ceased to be effective February 1, 2014. We also sponsor an unfunded, non-qualified deferred compensation plan, which we refer to as the deferred compensation plan, which allows executive officers and certain other highly compensated employees to defer a portion of their annual incentive awards to help them with tax planning and to provide competitive benefits. For additional information on these plans, see the sections entitled Executive Compensation – Pension Benefits Table for Fiscal Year 2021 and Executive Compensation – Non-qualified Deferred Compensation for Fiscal Year 2021.

Perquisites and Other Personal Benefits

We provide limited perquisites and other personal benefits to facilitate the performance of our NEOs’ management responsibilities. For instance, we maintain a company car and driver that allows for additional security, which are used by the Chairman and Chief Executive Officer for both business and personal use, as well as some business and limited personal use by other executive officers. From time to time, our NEOs also may use the Company’s tickets for sporting, cultural, or other events for personal use rather than business purposes. If an incremental cost is incurred for such use, it is included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2021 if the aggregate amount paid by the Company in Fiscal Year 2021 for perquisites and personal benefits to an NEO equaled $10,000 or more.

In addition, we have a policy that allows for companion travel on business-related flights on our corporate aircraft by the Chairman and Chief Executive Officer, the President, and other key employees, as approved by the Chairman and Chief Executive Officer. It is our policy that NEOs are responsible for all income taxes related to their personal usage of the Company car or corporate aircraft, as well as travel by their companions. Additionally, no NEO may use the corporate aircraft for exclusive personal use (not related to business) except under the terms and conditions outlined in the Company’s aircraft time-sharing agreement with the Chairman and Chief Executive Officer, or under extraordinary circumstances with the advance approval of the Chairman and Chief Executive Officer. The Compensation Committee requires that Mr. Kelly use the aircraft for all business and personal travel, based on an independent third-party finding of a bona fide security concern, which recommended that Mr. Kelly use the aircraft for all travel. Related to this requirement, Mr. Kelly is required under the terms of the aircraft time-sharing agreement to reimburse Visa for personal use of the aircraft for amounts in excess of $200,000 per fiscal year. Any personal use of the aircraft in excess of this limit by our Chairman and Chief Executive Officer pursuant to the aircraft time-sharing agreement requires him to reimburse Visa an amount (as determined by the Company) equal to the lesser of: (i) the amount that would, absent reimbursement, be reportable with respect to the Chairman and Chief Executive Officer in the Summary Compensation Table (which we refer to as the SEC Cost), or (ii) the expenses of operating such flight that may be charged pursuant to Federal Aviation Regulation Section 91.501(d) as in effect from time to time (which we refer to as the FAR Expenses). The Chairman and Chief Executive Officer’s personal use of the corporate aircraft is also subject to an annual cap of $500,000, as determined by the Company using the lesser of the SEC Cost and the FAR Expenses.

Severance

We believe that it is appropriate to provide severance to an executive officer in certain circumstances. We do not provide for gross-ups for excise taxes that may be imposed as a result of severance payments and, for payments payable upon or following a change of control, we generally require a qualifying termination of employment in addition to the change of control. Please see the section entitled Potential Payments upon Termination or Change of Control – Executive Severance Plan for additional information.

Fiscal Year 2022 Compensation

In connection with her appointment to the role of Vice Chair, Chief People and Administrative Officer effective October 1, 2021, the Compensation Committee approved an increase in Ms. Mahon Tullier’s base salary from $800,000 to $850,000 and an increase in her annual incentive target percentage from 150% to 175% of base salary.

On November 2, 2021, the Compensation Committee approved the annual equity awards for our NEOs to be granted on November 19, 2021, using a combination of 25% of the total value of equity awards in stock options, 25% in restricted stock units, and 50% in performance shares, reflecting the same mix as used in prior years. The actual number of performance shares earned will be based on the following:

•	the annual EPS goal established for each of the three fiscal years in the performance period; and

•	an overall modifier based on our TSR Rank over the three-year performance period.

Vesting of the equity awards is generally subject to each NEO’s continued employment through the entire three-year performance period, except upon certain terminations of employment due to death, disability, retirement, and certain qualifying (double-trigger) terminations in connection with a change in control. A portion of the equity awards is subject to pro-rata vesting in the event of a termination by Visa without cause.

Consistent with prior fiscal years, the total combined value of each equity award was approved by the Compensation Committee after considering, in consultation with its independent consultant, the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance during fiscal year 2021, recommendations from our Chairman and Chief Executive Officer (for awards to the NEOs other than himself), and each NEO’s total compensation, including the value of outstanding awards held by the NEOs.

	Components of annual awards granted on November 19, 2021
	Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Shares at Target ($)	Total Combined Value of Equity Awards ($)

Alfred F. Kelly, Jr.	5,325,000	5,325,000	10,650,000	21,300,000

Vasant Prabhu	2,625,000	2,625,000	5,250,000	10,500,000

Ryan McInerney	3,337,500	3,337,500	6,675,000	13,350,000

Rajat Taneja	3,125,000	3,125,000	6,250,000	12,500,000

Kelly Mahon Tullier	1,762,500	1,762,500	3,525,000	7,050,000

Other Equity Grant Practices and Policies

Stock Grant Practices

The Compensation Committee maintains an equity grant policy, which contains procedures to prevent stock option backdating and other grant timing issues. Under the equity grant policy, the Compensation Committee approves annual grants to executive officers and other members of the Executive Committee at a meeting to occur during the quarter following each fiscal year end. The Board has delegated the authority to Mr. Kelly as the sole member of the Stock Committee to make annual awards to employees who are not members of the Executive Committee or who are subject to Section 16(a) of the Exchange Act (Section 16 officers). The grant date for annual awards to all employees has been established as November 19 of each year.

In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. The equity grant policy provides that only the Compensation Committee may make such “off-cycle” grants to NEOs, other members of Visa’s Executive Committee, and Section 16 officers. The Compensation Committee has delegated the authority to the Stock Committee to make “off-cycle” grants to other employees, subject to guidelines established by the Compensation Committee. Any “off-cycle” awards approved by the Stock Committee or the Compensation Committee are granted on the 15th day of the calendar month or on such other date determined by the Stock Committee, Compensation Committee, or the Board.

For all newly granted stock option awards, the exercise price will be the closing price of our Class A common stock on the NYSE on the date of the grant. If the grant date for the annual awards falls on a non-trading day, the exercise price of stock option awards will be the closing price of our Class A common stock on the NYSE on the last trading day preceding the date of grant.

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines for our NEOs as follows:

Officer	Stock Ownership Guidelines

Alfred F. Kelly, Jr.	6 x base salary

Vasant Prabhu	4 x base salary

Ryan McInerney	4 x base salary

Rajat Taneja	4 x base salary

Kelly Mahon Tullier	4 x base salary

Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the individual, shares jointly owned, restricted stock, restricted stock units, and any deferred restricted stock units. Unexercised stock options and unearned performance shares do not count toward the guidelines. Newly hired or promoted executives have five years from the date of the commencement of their appointment to attain these ownership levels. Each NEO currently meets or exceeds the applicable guideline set forth in the table above. If an executive officer does not meet the applicable guideline by the end of the five-year period, the executive officer is required to hold a minimum of 50% of the net shares resulting from any future vesting of restricted stock, restricted stock units, performance shares, or exercise of stock options until the guideline is met. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stakeholders and encourage our executive officers to consider the long-term perspective when managing the Company.

Hedging and Pledging Prohibition

As part of our insider trading policy, all employees, including our NEOs, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts related to our securities, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities, or otherwise engaging in hedging transactions (such as zero-cost collars, exchange funds, and forward sale contracts) involving our securities.

Policy Regarding Clawback and Forfeiture of Incentive Compensation

We have a Clawback Policy pursuant to which NEOs and other executive officers may be required to reimburse or forfeit incentive compensation paid to them if the financial results upon which the awards were based are materially restated due to fraud, intentional misconduct, or gross negligence of the executive officer.

The Clawback Policy permits the Board to determine if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:

•

Whether the amount of any bonus or equity compensation paid or awarded during the covered time period, based on the achievement of specific performance targets, would have been reduced based on the restated financial results;

•	The likelihood of success of recouping the compensation under governing law relative to the effort involved;

•	Whether the recoupment may prejudice Visa’s interest in any related proceeding or investigation;

•	Whether the expense required to recoup the compensation is likely to exceed the amount to be recovered;

•	The passage of time since the occurrence of the misconduct;

•	Any pending legal action related to the misconduct;

•	The tax consequences to the affected individual; and

•	Any other factors the Board may deem appropriate under the circumstances.

Under the Clawback Policy, we can require reimbursement or forfeiture of all or a portion of any bonus, incentive payment, equity-based award (including performance shares, restricted stock or restricted stock units, and outstanding stock options) or other compensation to the fullest extent permitted by law. Reimbursement or forfeiture may include compensation paid or awarded during the period covered by the restatement and applies to compensation awarded in periods occurring after the adoption of the Clawback Policy.

We believe our Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results to benefit under an incentive program and provides a right of recovery if an executive officer took actions that, in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback, or forfeiture pursuant to the terms of the policy and/or applicable law. Further, the equity forfeiture provisions in applicable award agreements would also apply in the event of specified detrimental activity in the absence of a restatement.

Tax Implications – Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct for tax purposes compensation in excess of $1,000,000 that is paid to certain executive officers, except that, historically, Section 162(m) provided an exemption for compensation paid pursuant to a plan that has been approved by our stockholders and is performance-related and non-discretionary. The Compensation Committee has, in prior years, reviewed and considered the deductibility of executive compensation under Section 162(m). The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017, but provides a transition rule with respect to remuneration that is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. As a result, subject to certain exceptions, we expect that compensation paid to our NEOs in excess of $1,000,000, including compensation paid to any executive who has been an NEO since 2017, generally will not be deductible. When designing our compensation structure, the Compensation Committee believes that it needs to consider all relevant factors that attract, retain, and reward executives responsible for our success.

For information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2021

The following table and related footnotes describe the total compensation earned for services rendered during fiscal years 2021, 2020, and 2019 by our NEOs. The primary elements of each NEO’s total compensation as reported in the table are base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options, restricted stock units, and performance shares. Certain other benefits are listed in the “All Other Compensation” column and additional detail about these benefits is provided in the All Other Compensation in Fiscal Year 2021 Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Alfred F. Kelly, Jr. Chairman and Chief Executive Officer	2021	1,550,031	-	17,681,675	5,125,009	6,400,000	-	188,123	30,944,838
	2020	1,550,076	-	17,026,616	4,562,500	3,100,000	-	125,736	26,364,928
	2019	1,400,059	-	14,246,423	4,312,489	4,270,000	-	36,800	24,265,771
Vasant Prabhu Vice Chair, Chief Financial Officer	2021	1,100,019	-	8,187,025	2,624,993	3,630,000	979	31,400	15,574,416
	2020	1,100,050	-	8,039,757	2,124,987	1,760,000	1,209	23,850	13,049,853
	2019	1,000,040	-	6,493,501	1,625,005	2,440,000	1,372	26,800	11,586,718
Ryan McInerney President	2021	1,100,019	-	9,845,103	3,212,500	3,630,000	2,670	27,400	17,817,692
	2020	1,100,050	-	9,439,901	2,624,994	1,760,000	3,227	27,100	14,955,272
	2019	900,047	-	7,133,141	1,825,008	2,196,000	3,600	30,621	12,088,417
Rajat Taneja President, Technology	2021	1,100,019	-	9,329,605	3,049,986	3,630,000	1,421	20,733	17,131,764
	2020	1,100,050	-	8,939,651	2,500,007	1,760,000	1,743	20,850	14,322,301
	2019	900,047	-	6,977,836	1,712,503	2,196,000	1,969	22,215	11,810,570
Kelly Mahon Tullier Vice Chair, Chief People and Administrative Officer	2021	779,535	-	4,119,771	1,262,494	1,980,000	1,245	38,267	8,181,312
	2020	725,033	-	4,055,546	1,000,014	913,500	1,523	29,850	6,725,466
	2019	675,027	-	3,581,544	950,001	1,111,725	1,717	23,050	6,343,064

Stock Awards

(1)

Represents restricted stock units awarded and performance shares granted in each of fiscal years 2021, 2020, and 2019. The amounts represent the aggregate grant date fair value of the awards granted to each NEO computed in accordance with stock-based accounting rules.

The table below sets forth the details of the components that make up the fiscal year 2021 stock awards for our NEOs. Annual restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Consistent with the requirements of FASB ASC Topic 718, the value of the performance shares displayed in the table below, at their probable and maximum levels, is based on one-third of the full number of shares for which an EPS goal was established in fiscal year 2021 under the awards made on: (i) November 19, 2018, which vested on November 30, 2021, (ii) November 19, 2019, which are scheduled to vest on November 30, 2022 and (iii) November 19, 2020, which are scheduled to vest on November 30, 2023. The remaining portions of the awards granted in November 2019 and November 2020 will be linked to EPS goals for subsequent fiscal years and will be reported in the Summary Compensation Table for those fiscal years.

	Components of Annual Stock Awards		Additional Information
	Restricted Stock Units Value ($)	Value of Performance Shares – Probable ($)	Value of Performance Shares – at Maximum ($)

Alfred F. Kelly, Jr.	5,124,903	12,556,772	25,113,543

Vasant Prabhu	2,624,930	5,562,095	11,124,191

Ryan McInerney	3,212,561	6,632,542	13,265,084

Rajat Taneja	3,050,034	6,279,571	12,559,141

Kelly Mahon Tullier	1,262,441	2,857,330	5,714,660

Option Awards

(2)

Represents stock option awards granted in each of fiscal years 2021, 2020, and 2019. The amounts represent the aggregate grant date fair value of the awards granted to each NEO computed in accordance with stock-based accounting rules (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 17 – Share-based Compensation to our fiscal year 2021 consolidated financial statements, which are included in our Annual Report on Form 10-K. Annual stock option grants generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant.

Non-Equity Incentive Plan Compensation

(3)	Amounts for fiscal year 2021 represent cash awards earned under the annual incentive plan and paid on November 15, 2021, based on performance against pre-established performance goals.

Change in Pension Value

(4)

Represents the aggregate positive change in the actuarial present value of accumulated benefits under all pension plans during fiscal year 2021. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 11 – Pension and Other Postretirement Benefits to our fiscal year 2021 consolidated financial statements, which are included in our Annual Report on Form 10-K. There are no above market or preferential earnings on non-qualified deferred compensation.

All Other Compensation

(5)	Additional detail describing the “All Other Compensation” for fiscal year 2021 is included in the All Other Compensation in Fiscal Year 2021 Table below.

All Other Compensation in Fiscal Year 2021 Table

The following table sets forth additional information with respect to the amounts reported in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2021.

	Corporate Aircraft ($)(1)	401k Plan Match ($)(2)	Other ($)(3)	Total ($)

Alfred F. Kelly, Jr.	155,723	17,400	15,000	188,123

Vasant Prabhu	-	17,400	14,000	31,400

Ryan McInerney	-	17,400	10,000	27,400

Rajat Taneja	-	17,400	3,333	20,733

Kelly Mahon Tullier	-	17,400	20,867	38,267

(1)	Represents the cost of personal use of the corporate/chartered aircraft.
(2)	The maximum 401k match for calendar year 2021 was $17,400.
(3)

Includes contributions made on behalf of certain NEOs under our charitable contribution matching programs, under which personal contributions meeting the guidelines of our program are eligible for Company matching contributions. The total amount of charitable contributions included in the table is the following for each NEO: $16,700 for Ms. Mahon Tullier; $10,000 for each of Mr. Kelly and Mr. McInerney; and $9,000 for Mr. Prabhu. The annual limit for these charitable matching contributions is $10,000 per calendar year. Because fiscal year 2021 overlaps two calendar years, charitable contributions matched on behalf of Ms. Mahon Tullier are greater than $10,000 for fiscal year 2021, even though they are within the $10,000 per calendar year limit. The table also includes the matching contributions we made on behalf of the following NEOs for fiscal year 2021 pursuant to our PAC Charitable Matching Program: $5,000 for each of Mr. Kelly and Mr. Prabhu; $4,167 for Ms. Mahon Tullier; and $3,333 for Mr. Taneja.

Grants of Plan-Based Awards in Fiscal Year 2021 Table

The following table provides information about non-equity incentive awards and long-term equity-based incentive awards granted during fiscal year 2021 to each of our NEOs. Cash awards are made pursuant to the Visa Inc. Incentive Plan and equity awards are made pursuant to the 2007 Equity Incentive Compensation Plan. Both plans have been approved by our stockholders. There can be no assurance that the grant date fair value of the equity awards will be realized by our NEOs.

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares or Stock/ Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(4)(5)	Exercise or Base Price of Option Awards ($/ Share)(5)	Grant Date Fair Value of Stock and Option Awards($)(6)
Name	Award Type(1)	Grant Date		Approval Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alfred F. Kelly, Jr.	VIP				3,875,000	7,750,000
	PS	11/19/20	(7)	11/3/20			10,668	21,335	42,670				5,126,587(10)
	PS	11/19/20	(8)	11/3/20			8,321	16,642	33,284				3,775,571(10)
	PS	11/19/20	(9)	11/3/20			8,230	16,460	32,920				3,654,614(10)
	RSU	11/19/20		11/3/20						24,690			5,124,903
	Option	11/19/20		11/3/20							129,707	207.57	5,125,009
Vasant Prabhu	VIP				2,200,000	4,400,000
	PS	11/19/20	(7)	11/3/20			4,020	8,039	16,078				1,931,691(10)
	PS	11/19/20	(8)	11/3/20			3,876	7,751	15,502				1,758,469(10)
	PS	11/19/20	(9)	11/3/20			4,216	8,431	16,862				1,871,935(10)
	RSU	11/19/20		11/3/20						12,646			2,624,930
	Option	11/19/20		11/3/20							66,435	207.57	2,624,993
Ryan McInerney	VIP				2,200,000	4,400,000
	PS	11/19/20	(7)	11/3/20			4,515	9,029	18,058				2,169,578(10)
	PS	11/19/20	(8)	11/3/20			4,788	9,575	19,150				2,172,280(10)
	PS	11/19/20	(9)	11/3/20			5,159	10,317	20,634				2,290,684(10)
	RSU	11/19/20		11/3/20						15,477			3,212,561
	Option	11/19/20		11/3/20							81,304	207.57	3,212,500
Rajat Taneja	VIP				2,200,000	4,400,000
	PS	11/19/20	(7)	11/3/20			4,236	8,472	16,944				2,035,737(10)
	PS	11/19/20	(8)	11/3/20			4,560	9,119	18,238				2,068,828(10)
	PS	11/19/20	(9)	11/3/20			4,898	9,796	19,592				2,175,006(10)
	RSU	11/19/20		11/3/20						14,694			3,050,034
	Option	11/19/20		11/3/20							77,191	207.57	3,049,986
Kelly Mahon Tullier	VIP				1,200,000	2,400,000
	PS	11/19/20	(7)	11/3/20			2,351	4,701	9,402				1,129,603(10)
	PS	11/19/20	(8)	11/3/20			1,824	3,647	7,294				827,395(10)
	PS	11/19/20	(9)	11/3/20			2,028	4,055	8,110				900,332(10)
	RSU	11/19/20		11/3/20						6,082			1,262,441
	Option	11/19/20		11/3/20							31,952	207.57	1,262,494

(1)

“VIP” refers to cash awards made pursuant to the Visa Inc. Incentive Plan; “PS,” “RSU,” and “Option” refer to performance shares, restricted stock units, and stock options, respectively, granted under our 2007 Equity Incentive Compensation Plan.

(2)

Represents the range of possible cash awards under the VIP. Actual awards are dependent on actual results measured against pre-established performance goals, as described under the heading Fiscal Year 2021 Compensation – Annual Incentive Plan. There is no threshold level of performance for the VIP in fiscal year 2021. The amounts shown in the “maximum” column are 200% of the target amount, which is the maximum possible award. The actual amounts awarded to our NEOs under the annual incentive plan for fiscal year 2021 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2021.

(3)	Represents the range of possible awards of performance shares granted in fiscal year 2021. Awards are capped at the maximum of 200% and can be as low as zero.
(4)

Equity awards made pursuant to the 2007 Equity Incentive Compensation Plan will vest according to their terms, but may be subject to earlier vesting in full or continued vesting in the event of a termination of a grantee’s employment due to death, “disability,” or “retirement,” or a termination following a “change of control” of a grantee’s employment by us without “cause” or by the grantee for “good reason.” The terms disability, retirement, change of control, cause, and good reason are all defined in the applicable award agreement or the 2007 Equity Incentive Compensation Plan.

(5)

The stock options approved by the Compensation Committee on November 3, 2020 were granted on November 19, 2020. The exercise price of these stock options was the fair market value of our Class A common stock on the date of grant. The stock options generally vest in three substantially equal installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

(6)

Amounts are not an actual dollar amount received by our NEOs in fiscal year 2021, but instead represent the aggregate grant date fair value of the equity awards calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value calculation for the performance shares is discussed in more detail in footnote 10 below.

(7)

Consistent with the requirements of FASB ASC Topic 718, the amount represents the third of three portions of the performance share award made on November 19, 2018 for which the grant date fair value was established on November 19, 2020. The shares earned from this award vested on November 30, 2021.

(8)

Consistent with the requirements of FASB ASC Topic 718, the amount represents the second third of the performance share award made on November 19, 2019 for which the grant date fair value was established on November 19, 2020. The shares earned from this award are expected to vest on November 30, 2022.

(9)

Consistent with the requirements of FASB ASC Topic 718, the amount represents the first third of the performance share award made on November 19, 2020 for which the grant date fair value was established on November 19, 2020. The shares earned from this award are expected to vest on November 30, 2023.

(10)

Represents the value of performance shares based on the probable outcome as of the date of grant. In accordance with FASB ASC Topic 718, this result is based on (i) achieving the target level of EPS; and (ii) a relative TSR result modeled using a Monte-Carlo simulation.

Outstanding Equity Awards at 2021 Fiscal Year-End Table

The following table presents information with respect to equity awards made to each of our NEOs that were outstanding on September 30, 2021.

				Option Awards				Stock Awards
Name	Award Type(1)	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)

Alfred F. Kelly, Jr.	PS	Various	(6)							177,750	39,593,813
	RSU	11/19/2020						24,690	5,499,698
	RSU	11/19/2019						16,642	3,707,006
	RSU	11/19/2018						10,667	2,376,074
	Option	11/19/2020		-	129,707	207.5700	11/19/2030
	Option	11/19/2019		51,957	103,914	182.7700	11/19/2029
	Option	11/19/2018		111,059	55,530	134.7600	11/19/2028
	Option	11/19/2017		159,728	-	109.8200	11/19/2027
	Option	11/19/2016		113,904	-	80.8200	11/19/2026

Vasant Prabhu	PS	Various	(6)							72,167	16,075,199
	RSU	11/19/2020						12,646	2,816,897
	RSU	11/19/2019						7,752	1,726,758
	RSU	11/19/2018						4,020	895,455
	Option	11/19/2020		-	66,435	207.5700	11/19/2030
	Option	11/19/2019		24,199	48,398	182.7700	11/19/2029
	Option	11/19/2018		41,848	20,925	134.7600	11/19/2028
	Option	11/19/2017		111,844	-	109.8200	11/19/2027
	Option	11/19/2016		99,852	-	80.8200	11/19/2026
	Option	11/19/2015		53,343	-	80.1500	11/19/2025

Ryan McInerney	PS	Various	(6)							83,637	18,630,142
	RSU	11/19/2020						15,477	3,447,502
	RSU	11/19/2019						9,575	2,132,831
	RSU	11/19/2018						4,515	1,005,716
	Option	11/19/2020		-	81,304	207.5700	11/19/2030
	Option	11/19/2019		29,893	59,786	182.7700	11/19/2029
	Option	11/19/2018		46,999	23,500	134.7600	11/19/2028
	Option	11/19/2017		125,825	-	109.8200	11/19/2027
	Option	11/19/2016		103,450	-	80.8200	11/19/2026
	Option	11/19/2015		97,850	-	80.1500	11/19/2025
	Option	11/19/2014		77,596	-	62.4650	11/19/2024
	Option	11/19/2013		35,996	-	49.3475	11/19/2023
	Option	6/3/2013		8,778	-	45.0475	6/3/2023

				Option Awards				Stock Awards
Name	Award Type(1)	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)

Rajat Taneja	PS	Various	(6)							78,866	17,567,402
	RSU	11/19/2020						14,694	3,273,089
	RSU	11/19/2019						9,119	2,031,257
	RSU	11/19/2018						4,236	943,569
	Option	11/19/2020		-	77,191	207.5700	11/19/2030
	Option	11/19/2019		28,469	56,940	182.7700	11/19/2029
	Option	11/19/2018		44,102	22,051	134.7600	11/19/2028
	Option	11/19/2017		118,835	-	109.8200	11/19/2027
	Option	11/19/2016		111,546	-	80.8200	11/19/2026
	Option	2/4/2014		71,721	-	53.6350	2/4/2024

Kelly Mahon Tullier	PS	Various	(6)							39,547	8,809,094
	RSU	11/19/2020						6,082	1,354,766
	RSU	11/19/2019						3,648	812,592
	RSU	11/19/2018						2,350	523,463
	Option	11/19/2020		-	31,952	207.5700	11/19/2030
	Option	11/19/2019		11,388	22,776	182.7700	11/19/2029
	Option	11/19/2018		24,465	12,233	134.7600	11/19/2028
	Option	11/19/2017		55,922	-	109.8200	11/19/2027
	Option	11/19/2016		55,413	-	80.8200	11/19/2026

(1)	“PS,” “RSU,” and “Option” refer to performance shares, restricted stock units, and stock options, respectively, granted under our 2007 Equity Incentive Compensation Plan.
(2)	Stock options vest in three substantially equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.
(3)	Restricted stock units vest annually in three substantially equal installments beginning on the first anniversary of the date of grant.
(4)	The value shown is based on the September 30, 2021 per share closing price of our Class A common stock of $222.75.
(5)

Represents unearned shares under the performance share awards made on November 19, 2018, November 19, 2019, and November 19, 2020. Based on guidance provided by the SEC, the maximum potential number of shares for the November 19, 2018 awards have been assumed, and the target number of shares for the November 19, 2019 and November 19, 2020 awards have been assumed based on the next higher performance measure that exceeds the completed fiscal years over which the performance is measured. The amounts shown for the performance shares awarded on November 19, 2018 include the full award for which the performance period ended on September 30, 2021. Following the fiscal year-end, the actual shares earned from this award were determined to be 110.1% of target. The amounts shown for the performance shares awarded on November 19, 2019 include only shares equal to the two-thirds of the award for which an EPS target has been established. The amounts shown for the performance shares awarded on November 19, 2020 include only shares equal to the one-third of the award for which an EPS target has been established. The table below provides additional detail.

(6)	The following table provides additional information as to the number of shares reported for performance shares as of September 30, 2021 in the Outstanding Equity Awards at 2021 Fiscal Year-End Table.

	Date when the Number of Performance Shares was Established	Date when Conditions for Grant were Established					Vest Date
		November 19, 2018	November 19, 2019	November 19, 2020	To be Established in Fiscal Year 2022	To be Established in Fiscal Year 2023
Alfred F. Kelly, Jr.	11/19/2018(a)	42,668	42,668	42,670			11/30/2021
	11/19/2019(b)		16,642	16,642	16,642		11/30/2022
	11/19/2020(b)			16,460	16,460	16,461	11/30/2023
	Total		177,750
Vasant Prabhu	11/19/2018(a)	16,078	16,078	16,078			11/30/2021
	11/19/2019(b)		7,751	7,751	7,751		11/30/2022
	11/19/2020(b)			8,431	8,431	8,431	11/30/2023
	Total		72,167
Ryan McInerney	11/19/2018(a)	18,056	18,056	18,058			11/30/2021
	11/19/2019(b)		9,575	9,575	9,575		11/30/2022
	11/19/2020(b)			10,317	10,317	10,319	11/30/2023
	Total		83,637
Rajat Taneja	11/19/2018(a)	16,944	16,944	16,944			11/30/2021
	11/19/2019(b)		9,119	9,119	9,119		11/30/2022
	11/19/2020(b)			9,796	9,796	9,796	11/30/2023
	Total		78,866
Kelly Mahon Tullier	11/19/2018(a)	9,398	9,398	9,402			11/30/2021
	11/19/2019(b)		3,647	3,647	3,649		11/30/2022
	11/19/2020(b)			4,055	4,055	4,055	11/30/2023
	Total		39,547
(a)	Displayed at maximum possible award (200% of target); following the completion of the performance period, the final result was determined to be 110.1% of target.
(b)	Displayed at the target number of performance shares subject to the award (100% of target).

Option Exercises and Stock Vested Table for Fiscal Year 2021

The following table provides additional information about the value realized by our NEOs on stock option award exercises, restricted stock units vesting, and performance shares vesting during the fiscal year ended September 30, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Alfred F. Kelly, Jr.	72,000	8,967,240	111,009	23,268,422

Vasant Prabhu	15,000	2,311,750	60,477	12,682,514

Ryan McInerney	89,546	16,249,179	68,457	14,355,086

Rajat Taneja	165,884	25,520,296	64,665	13,559,902

Kelly Mahon Tullier	-	-	30,466	6,388,482
(1)	Amounts reflect the aggregate market value of Class A common stock on the day on which the restricted stock units or performance shares vested.

Pension Benefits Table for Fiscal Year 2021

The following table shows the present value of accumulated benefits payable to our NEOs and the number of years of service credited to each executive under the Visa Retirement Plan and the Visa Excess Retirement Benefit Plan. The value of the benefits is determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Vasant Prabhu	Visa Retirement Plan	0.8	36,089	-

Ryan McInerney	Visa Retirement Plan	2.5	97,935	-

	Visa Excess Retirement Benefit Plan	2.5	-	-

Rajat Taneja	Visa Retirement Plan	2.1	52,308	-

	Visa Excess Retirement Benefit Plan	2.1	-	-

Kelly Mahon Tullier	Visa Retirement Plan	1.5	45,793	-

	Visa Excess Retirement Benefit Plan	1.5	-	-

Employer credits under the Visa Retirement Plan were discontinued effective December 31, 2015. Benefit accruals under the Visa Excess Retirement Benefit Plan were discontinued effective February 1, 2014. Each of the executives except Mr. Kelly is fully vested under the Visa Retirement Plan. Mr. Kelly is not an eligible participant in the Visa Retirement Plan or the Visa Excess Retirement Benefit Plan.

Visa Retirement Plan

Under the Visa Retirement Plan, certain U.S.-based employees, including our NEOs, other than Mr. Kelly, generally earn the right to receive certain benefits:

●	upon retirement at the normal retirement age of 65;

●	upon early retirement at or after age 55 (or at or after age 50 if hired prior to October 1, 2002) and having completed at least ten years of service with us; or

●	upon an earlier termination of employment, but solely if the employee is vested at that time.

Prior to January 1, 2011, retirement benefits were calculated as the product of 1.25% times the employee’s years of service multiplied by the employee’s monthly final average earnings for the last 60 consecutive months before retirement (or, for employees hired prior to October 1, 2002, the product of 46.25% times the employee’s years of service divided by 25 years, multiplied by the employee’s monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement). Eligible earnings include salary, overtime, shift differentials, special and merit awards, and short-term cash incentive awards.

If an employee retires early, that is, between the ages of 55 and 64 (or between the ages of 50 and 61 if hired prior to October 1, 2002), and has completed at least ten years of service with the Company, the amount of that employee’s benefits is reduced for each complete year that the employee begins receiving early retirement benefits before the age of 65 (or before the age of 62 if hired prior to October 1, 2002). If an employee retires prior to becoming eligible for early or normal retirement, the amount of his or her benefits is actuarially reduced and is generally not as large as if the employee had continued employment until his or her early or normal retirement date.

The Visa Retirement Plan began transitioning to cash balance benefits effective January 1, 2008 and completed the transition effective January 1, 2011. The change to a cash balance benefit formula took effect immediately for employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the applicable Visa Retirement Plan benefit formula described above was grandfathered for a three-year period, and grandfathered employees continued to accrue benefits under that benefit formula. Their accrued benefits at December 31, 2010 (the last day of the grandfathered period) or the date they terminated employment, if earlier, were preserved. Because we completed the conversion to a cash balance plan formula beginning on January 1, 2011, all benefit accruals from that date until December 31, 2015 were under the cash balance benefit formula.

Prior to January 1, 2016, under the cash balance plan formula, 6% of an employee’s eligible monthly pay was credited each month to the employee’s notional cash balance account, along with interest each month on the account balance at an annualized rate equal to the 30-year U.S. Treasury Bond average annual interest rate for November of the previous calendar year. The employer-provided credits described above ceased after December 31, 2015 and the Visa Retirement Plan had no new participants after that date. Interest credits continue to be provided on balances existing at the time of this freeze. Accrued benefits under the Visa Retirement Plan become fully vested and nonforfeitable after three years of service.

Visa Excess Retirement Benefit Plan

Prior to February 1, 2014, we also provided for benefit accruals under an excess retirement benefit plan. To the extent that an employee’s annual retirement income benefit under the Visa Retirement Plan exceeds the limitations imposed by the Internal Revenue Code, such excess benefit is paid from our non-qualified, unfunded, noncontributory Visa Excess Retirement Benefit Plan. The vesting provisions of, and formula used to calculate the benefit payable pursuant to, the Visa Excess Retirement Benefit Plan are generally the same as those of the Visa Retirement Plan described above, except that benefits are calculated without regard to the Internal Revenue Code tax-qualified plan limits and then offset for benefits paid under the qualified plan. Effective February 1, 2014, we discontinued benefit accruals under the Visa Excess Retirement Benefit Plan.

Non-qualified Deferred Compensation for Fiscal Year 2021

Visa Deferred Compensation Plan

Under the terms of the Visa Deferred Compensation Plan, eligible participants are able to defer up to 100% of their cash incentive awards if they submit a qualified deferral election. Benefits under the Visa Deferred Compensation Plan will be paid based on one of the following three distribution dates or events previously elected by the participant: (i) immediately upon, or up to five years following, retirement; (ii) immediately upon, or in the January following, termination; or (iii) if specifically elected by the participant, in January in a specified year while actively employed. However, upon a showing of financial hardship and receipt of approval from the plan administrator, a plan participant may be allowed to access funds in his or her deferred compensation account earlier than his or her existing distribution election(s). Benefits can be received either as a lump sum payment or in annual installments, except in the case of pre-retirement termination, in which case the participant must receive the benefit in a lump sum. Participants are always fully vested in their deferrals under the Visa Deferred Compensation Plan. Upon termination of the Visa Deferred Compensation Plan within 12 months of a “change of control,” participants’ benefits under the Visa Deferred Compensation Plan will be paid immediately in a lump sum.

Visa Directors Deferred Compensation

Under the terms of the Visa Directors Deferred Compensation Plan, non-employee directors are able to defer up to 100% of their fees payable in cash if they submit a qualified deferral election. Unless a participant’s separation from service constitutes his or her “retirement,” the participant’s benefits under the Visa Directors Deferred

Compensation Plan will be paid in a lump sum in cash, as previously elected by the participant, either (i) within 90 days following the date of the separation from service, or (ii) on the next January 1 following the separation from service. Participants are always fully vested in their deferrals under the Visa Directors Deferred Compensation Plan. Upon termination of the Visa Director Deferred Compensation Plan within 12 months of a “change of control,” participants’ benefits under the Visa Director Deferred Compensation Plan will be paid immediately in a lump sum. Further, under the terms of the restricted stock unit award agreements applicable to directors, provided they submit a qualified deferral election, directors are eligible to defer settlement of the restricted stock units they receive for service on the Board until the later of (i) the first anniversary of the grant date or (ii) a date or dates during their service or following their separation from service, subject to earlier settlement upon the participant’s death or following a change in control.

Visa 401k Plan and Visa Excess 401k Plan

The Visa 401k Plan is a tax-qualified 401(k) retirement savings plan pursuant to which all of our U.S.-based employees, including our NEOs, are able to contribute up to 50%, or 13% for highly compensated employees, of their salary up to the limit prescribed by the Internal Revenue Code to the Visa 401k Plan on a pre-tax basis. Employees also have the option of contributing on an after-tax basis up to 50%, or 13% for highly compensated employees, of salary or a combination of pre-tax and after-tax contributions that do not exceed 50%, or 13% for highly compensated employees, of salary. All contributions are subject to the Internal Revenue Code limits. If an employee reaches the statutory pre-tax contribution limit during the calendar year, an employee may continue to make contributions to the Visa 401k Plan on an after-tax basis, subject to any applicable statutory limits.

During fiscal year 2021, we contributed a matching amount equal to 200% of the first 3% of salary that was contributed by senior executives, including NEOs, to the Visa 401k Plan. All other employees were eligible for a matching amount equal to 200% of the first 5% of salary contributed to the Visa 401k Plan. All employee and matching contributions to the Visa 401k Plan are fully vested upon contribution.

Prior to February 1, 2014, we also provided for a contribution in an excess 401k plan. Because the Internal Revenue Code limits the maximum amount a company and an employee can contribute to an employee’s 401(k) plan account each year, we continued to provide the matching contribution, after the applicable Internal Revenue Code limits are reached, to the Visa Excess 401k Plan, which is a non-qualified noncontributory retirement savings plan. Employees are eligible to participate in the Visa Excess 401k Plan if their salaries are greater than the Internal Revenue Code pay cap or if the total of their contributions and our matching contributions to the Visa 401k Plan exceed the Internal Revenue Code benefit limit. The features of the Visa Excess 401k Plan are generally the same as under the Visa 401k Plan, except that benefits cannot be rolled over to an IRA or another employer’s qualified plan. Effective February 1, 2014, we discontinued any future contributions to the Visa Excess 401k Plan.

The following table provides information about each of our NEO’s contributions, earnings, distributions, and balances under the Visa Deferred Compensation Plan, the Visa Excess 401k Plan, the Director Deferred Compensation Plan, and the 2007 Equity Incentive Compensation Plan in fiscal year 2021.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)		Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Alfred F. Kelly, Jr.	Excess 401k Plan	-	-		-	-
	Deferred Compensation Plan	620,000(1)	1,241,865		-	4,526,933
	2007 Equity Incentive Compensation Plan	-	86,800	(5)	211,470	785,194
	Director Deferred Compensation Plan	-	36		58,632	205,713
Vasant Prabhu	Excess 401k Plan Deferred Compensation Plan	- -	- -		- -	- -
Ryan McInerney	Excess 401k Plan	-	4,884		-	25,519
	Deferred Compensation Plan	-	-		-	-
Rajat Taneja	Excess 401k Plan	-	-		-	-
	Deferred Compensation Plan	-	2,778,673		2,160,818	10,345,184
Kelly Mahon Tullier	Excess 401k Plan	-	-		-	-
	Deferred Compensation Plan	-	9,580		-	3,406,011
(1)	These amounts were included in the Summary Compensation Table for fiscal year 2020.
(2)	The aggregate earnings were not included in the Summary Compensation Table for fiscal year 2021 as they do not represent above-market or preferential earnings.
(3)

Amounts in this column for Mr. Kelly that correspond to the 2007 Equity Incentive Compensation Plan include the value of shares delivered upon settlement of restricted stock units that Mr. Kelly received for his service as a non-employee director of the Company and include the value of dividend equivalents paid quarterly on the deferred restricted stock units. The restricted stock units were fully vested, but settlement was deferred until January 15, 2021. Such amounts reflect the aggregate market value of Class A common stock on January 15, 2021, the day on which the shares subject to the restricted stock units were delivered. Amounts in this column for Mr. Kelly that correspond to the Director Deferred Compensation Plan include deferred director fees paid in cash. Amounts in this column for Mr. Taneja correspond to cash incentive compensation deferrals under the Deferred Compensation Plan.

(4)

Amounts in this column include values reported in the Summary Compensation Table when earned if that officer’s compensation was required to be disclosed in a previous year as follows: Mr. Kelly: $2,376,375; Mr. McInerney: $10,951; and Mr. Taneja: $6,678,623. This column also includes the value of restricted stock units Mr. Kelly was granted on November 19, 2014 and November 19, 2015 for his service as a non-employee director of the Company, as disclosed in the proxy statements filed with the SEC on December 11, 2015 and December 8, 2016, respectively, under the heading Compensation of Non-Employee Directors – Equity Compensation. The restricted stock units are fully vested, but settlement of the shares has been deferred. The shares subject to the award granted on November 19, 2014 are scheduled to be settled in five annual installments, and the second of such five installments occurred on January 15, 2021. The shares subject to the award granted on November 19, 2015 are scheduled to be settled in five annual installments, and the first of such five installments occurred January 15, 2021. The reported value is based on the September 30, 2021 per share closing price of our Class A common stock of $222.75.

(5)

Represents the change in market value of the shares of our Class A common stock underlying the deferred restricted stock units held by Mr. Kelly as of September 30, 2021, calculated as the difference between (a) the per share closing price of our Class A common stock on September 30, 2020 and (b) the per share closing price of our Class A common stock on September 30, 2021. Also represents the change in market value of the shares of our Class A common stock that settled on January 15, 2021, calculated as the difference between (c) the per share closing price of our Class A common stock on September 30, 2020 and (d) the per share closing price of our Class A common stock on January 15, 2021. Includes additional earnings in the form of dividend equivalents, which are paid quarterly on deferred restricted stock units.

The following table shows the funds available under the Visa Deferred Compensation Plan, the Visa Director Deferred Compensation Plan, and the Excess 401k Plan and their annual rate of return for fiscal year 2021, as reported by the administrator of the plans.

Name of Fund	Rate of Return (%)

DFA U.S. Small Cap Portfolio Institutional Class	56.50%

Dodge & Cox Income(1)	1.99%

Dodge & Cox International Stock	35.19%

Fidelity Balanced Fund – Class K	23.67%

PIMCO Total Return Fund – Institutional Class(2)	0.28%

Fidelity 500 Index Fund – Institutional Premium Class	29.99%

T. Rowe Price Institutional Large Cap Growth Fund	31.21%

Vanguard Extended Market Index Fund – Institutional Plus Shares	42.34%

Vanguard Federal Money Market Fund	0.02%

Vanguard Total Bond Market Index Fund – Institutional Shares	-0.91%

Vanguard Total Stock Market Index Fund – Institutional Shares	32.10%

Vanguard Total International Stock Index Fund – Institutional Plus Shares	24.41%

Vanguard Value Index Fund – Institutional Shares(1)	32.51%

(1)	This fund is not available under the Visa Deferred Compensation Plan or the Director Deferred Compensation Plan.
(2)	This fund is not available under the Visa Excess 401k Plan.

Potential Payments upon Termination or Change of Control

Executive Severance Plan

We believe that it is appropriate to provide severance pay to an executive officer whose employment is involuntarily terminated by us without “cause,” and, in some cases, voluntarily terminated by the executive for “good reason” (each as defined in the Visa Inc. Executive Severance Plan), to provide transition income replacement that will allow the executive to focus on our business priorities. We believe the level of severance provided by this Executive Severance Plan is consistent with the practices of our compensation peer group and is necessary to attract and retain key employees.

Our NEOs are participants in the Executive Severance Plan, which provides for lump sum severance upon a qualifying termination of two times the sum of the executive’s base salary and target annual incentive award, and a prorated bonus for any partial performance period under the annual incentive plan, along with continued health benefits for two years post-termination, subject to the NEO’s timely execution and non-revocation of a waiver and release of claims. Executive Severance Plan participants are required to comply with certain restrictive covenants, including obligations to uphold confidentiality and to abstain from soliciting Visa’s employees, customers, and clients for eighteen months following a qualifying termination of the participant’s employment. Participants are also generally bound by the confidentiality, intellectual property, and non-solicitation provisions of any Confidential Information and Property Agreement, Proprietary Information Agreement, and/or any similar agreement previously executed by the applicable participant and the confidentiality provisions under Visa’s code of conduct. The Executive Severance Plan does not provide for any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control.

Equity Incentive Awards

Pursuant to the terms of certain award agreements under the Visa Inc. 2007 Equity Incentive Compensation Plan, if the employment of a NEO is involuntarily terminated by Visa without “cause” at any time or voluntarily terminated by the NEO for “good reason” within two years following a change of control (as such terms are defined in the Visa Inc. 2007 Equity Incentive Compensation Plan or applicable award agreement), then the unvested portion of any such equity incentive award will become fully vested (and at target levels, with respect to performance shares). There are generally no “single-trigger” payments available to NEOs upon a change of control. Under the terms of the equity incentive awards granted on November 19, 2021, if a NEO is involuntarily terminated by Visa without cause, the awards vest on a pro-rated basis measured from the date of grant to the date of termination.

Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of September 30, 2021 and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. All equity values reported in the following tables are based on the closing price of our Class A common stock on the NYSE as of September 30, 2021. The “Health and Welfare Benefits” reflect the estimated value of benefits payable for 24 months upon disability and for 6 months upon death. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued, or owing under any plan for any other reason. Please see the Grants of Plan-Based Awards in Fiscal Year 2021 Table, the Pension Benefits Table for Fiscal Year 2021 and the section entitled Non-qualified Deferred Compensation for Fiscal Year 2021 for additional information. Payments that would be made over a period of time have been estimated as the lump sum present value using 120% of the applicable federal rate. The actual amounts to be paid can only be determined at the time of such executive officer’s separation from Visa.

Termination Payments and Benefits for Alfred F. Kelly, Jr.

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Retirement(3) ($)	Disability ($)	Death ($)

Health and Welfare Benefits	56,345	56,345	-	56,060	13,798

Cash Severance	10,850,000	10,850,000	-	-	-

Pro-rata Incentive for Fiscal Year 2021	6,393,750	3,875,000	-	3,875,000	3,875,000

Unvested Restricted Stock Units	11,582,777	11,582,777	11,582,777	11,582,777	11,582,777

Unvested Options	11,009,519	11,009,519	11,009,519	11,009,519	11,009,519

Unvested Performance Shares	36,377,303(1)	36,377,303(2)	36,377,303(1)	36,377,303(1)	36,377,303(1)

Total	76,269,694	73,750,944	58,969,599	62,900,659	62,858,397

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Mr. Kelly meets the conditions for “retirement” contained in certain of his equity award agreements and as a result, the unvested portions of these grants would fully vest or continue to vest upon his termination of employment.

Termination Payments and Benefits for Vasant Prabhu

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Retirement(3) ($)	Disability ($)	Death ($)

Health and Welfare Benefits	67,983	67,983	-	67,643	16,644

Cash Severance	6,600,000	6,600,000	-	-	-

Pro-rata Incentive for Fiscal Year 2021	3,630,000	2,200,000	-	2,200,000	2,200,000

Unvested Restricted Stock Units	5,439,110	5,439,110	5,439,110	5,439,110	5,439,110

Unvested Options	4,784,626	4,784,626	4,784,626	4,784,626	4,784,626

Unvested Performance Shares	16,185,683(1)	16,185,683(2)	16,185,683(1)	16,185,683(1)	16,185,683(1)

Total	36,707,402	35,277,402	26,409,419	28,677,062	28,626,063

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Mr. Prabhu meets the conditions for “retirement” contained in certain of his equity award agreements and as a result, the unvested portions of these grants would fully vest or continue to vest upon his termination of employment.

Termination Payments and Benefits for Ryan McInerney

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)	Death ($)

Health and Welfare Benefits	68,946	68,946	68,601	16,884

Cash Severance	6,600,000	6,600,000	-	-

Pro-rata incentive for fiscal year 2021	3,630,000	2,200,000	2,200,000	2,200,000

Unvested Restricted Stock Units	-	6,586,049	6,586,049	6,586,049

Unvested Options	-	5,692,204	5,692,204	5,692,204

Unvested Performance Shares	-	19,326,458(1)	12,599,053(2)	12,599,053(2)

Total	10,298,946	40,473,657	27,145,907	27,094,190

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Rajat Taneja

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Retirement(3) ($)	Disability ($)	Death ($)

Health and Welfare Benefits	34,810	34,810	-	34,632	8,527

Cash Severance	6,600,000	6,600,000	-	-	-

Pro-rata Incentive for Fiscal Year 2021	3,630,000	2,200,000	-	2,200,000	2,200,000

Unvested Restricted Stock Units	6,247,915	6,247,915	6,247,915	6,247,915	6,247,915

Unvested Options	5,388,488	5,388,488	5,388,488	5,388,488	5,388,488

Unvested Performance Shares	18,301,363(1)	18,301,363(2)	18,301,363(1)	18,301,363(1)	18,301,363(1)

Total	40,202,576	38,772,576	29,937,766	32,172,398	32,146,293

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Mr. Taneja meets the conditions for “retirement” contained in certain of his equity award agreements and as a result, the unvested portions of these grants would fully vest or continue to vest upon his termination of employment.

Termination Payments and Benefits for Kelly Mahon Tullier

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Retirement(3) ($)	Disability ($)	Death ($)

Health and Welfare Benefits	56,345	56,345	-	56,060	13,798

Cash Severance	4,000,000	4,000,000	-	-	-

Pro-rata Incentive for Fiscal Year 2021	1,980,000	1,200,000	-	1,200,000	1,200,000

Unvested Restricted Stock Units	2,690,820	2,690,820	2,690,820	2,690,820	2,690,820

Unvested Options	2,471,998	2,471,998	2,471,998	2,471,998	2,471,998

Unvested Performance Shares	8,287,859(1)	8,287,859(2)	8,287,859(1)	8,287,859(1)	8,287,859(1)

Total	19,487,022	18,707,022	13,450,677	14,706,737	14,664,475

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Ms. Mahon Tullier meets the conditions for “retirement” contained in certain of her equity award agreements and as a result, the unvested portions of these grants would fully vest or continue to vest upon her termination of employment.

CEO PAY RATIO

The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended.

For our last completed fiscal year ended September 30, 2021, the ratio of the median of the annual total compensation of our employees, excluding our Chief Executive Officer (CEO), to the annual total compensation of our CEO is set forth in the table below:

Annual total compensation of our CEO (A)	$30,944,838

Median of the annual total compensation of our employees (excluding our CEO) (B)	$146,420

Ratio of (A) to (B)	211:1

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the median employee, the methodology and the material assumptions, adjustments, and estimates used were as follows (which may differ from those used, and may therefore not be comparable to ratios reported by, other companies):

Median Employee

We identified our median employee from our worldwide employee population, including both part-time and full-time employees other than our CEO, as of September 30, 2021. Given the worldwide geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. A significant number of our employees around the world participate in our annual cash bonus and equity incentive award plans. Consequently, to identify the median employee, we selected base salary or wages plus overtime pay, annual cash bonus plan payments, and equity award grant values as the most appropriate measure of compensation. We measured compensation for our employees using the 12-month fiscal period ending September 30, 2021. Consistent with prior years, we selected September 30, 2021 as our measurement date, which is the last day of our fiscal year, because it provides the most accurate information regarding compensation for such fiscal year. In making this determination, we did not make any cost-of-living adjustments.

Annual Total Compensation

To determine the annual total compensation of the median employee, we identified and calculated the elements of the employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. For our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2021 included in this proxy statement.

PROPOSAL 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE

COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

We are asking our Class A common stockholders to approve, on an advisory basis, the compensation of our NEOs as described in this proxy statement, including the section entitled Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion. This proposal, commonly known as a “Say-on-Pay” proposal, gives our Class A common stockholders the opportunity to express their views on our NEOs’ compensation.

As described in detail under the heading Compensation Discussion and Analysis above, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic performance goals and the realization of increased value to stakeholders. Please read the Compensation Discussion and Analysis section of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our NEOs.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. However, our Board and the Compensation Committee value the views of our stockholders and will carefully review and consider the voting results for this proposal when evaluating our executive compensation programs. We currently conduct annual advisory votes to approve the compensation of our NEOs, and we expect to conduct the next advisory Say-on-Pay vote at our 2023 annual meeting of stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit and Risk Committee is responsible for the appointment, compensation, retention, and oversight of the independent public accounting firm retained to audit the Company’s financial statements. The Audit and Risk Committee has appointed KPMG LLP as our independent registered public accounting firm to audit the financial statements of Visa Inc. and its subsidiaries for the fiscal year ending September 30, 2022. KPMG has been our independent auditor since our initial public offering in 2008, and KPMG audited our financial statements for fiscal year 2021. The Audit and Risk Committee also periodically considers whether there should be a rotation of independent registered public accounting firms because the Audit and Risk Committee believes it is important for the registered public accounting firm to maintain independence and objectivity. In determining whether to reappoint KPMG, the Audit and Risk Committee considered several factors, including:

•	the length of time KPMG has been engaged;

•	KPMG’s independence and objectivity;

•	KPMG’s capability and expertise in handling the complexity of Visa’s global operations in our industry;

•	historical and recent performance, including the extent and quality of KPMG’s communications with the Audit and Risk Committee, and feedback from management regarding KPMG’s overall performance;

•	recent PCAOB inspection reports on the firm; and

•	the appropriateness of KPMG’s fees, both on an absolute basis and as compared with its peers.

The Audit and Risk Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for fiscal year 2022. Although ratification is not required, the Board is submitting a proposal to ratify KPMG’s appointment to our stockholders because we value our stockholders’ views and as a matter of good corporate practice. In the event that our stockholders fail to ratify KPMG as the Company’s independent registered public accounting firm, it will be considered a recommendation to the Audit and Risk Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Risk Committee may in its discretion select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company by KPMG for fiscal years 2021 and 2020 (in thousands):

Services Provided	Fiscal Year 2021	Fiscal Year 2020

Audit fees(1)	$10,155	$9,548

Audit-related fees(2)	1,857	1,823

Tax fees(3)	119	364

All other fees(4)	23	6

Total	$12,154	$11,741

(1)

Represents aggregate fees for professional services rendered in connection with annual financial statement audits, audits of our internal control over financial reporting, preparation of comfort letters and consents related to SEC registration statements, quarterly review of financial statements, and for services related to local statutory audits.

(2)

Represents aggregate fees for assurance and audit-related services (but not included in the audit fees set forth above). The assurance and audit-related services include employee benefit plan audits, review of internal controls for selected information systems and business units (Statement on Standards for Attestation Engagement No. 18 and International Standard on Assurance Engagement No. 3402 audits), services related to consultations on financial accounting and reporting standards.

(3)

Represents aggregate fees for tax services in connection with the preparation of tax returns, other tax compliance services, and tax planning services, and expatriate personal tax return preparation service for a person who is not in a financial reporting oversight role.

(4)	Represents fees for eXtensible Business Reporting Language services, attestation, and subscription fees for an accounting research tool.

Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit and Risk Committee has responsibility for appointing, setting the compensation for and overseeing the work of our independent registered public accounting firm. In accordance with its charter and the Audit and Risk Committee’s Pre-Approval Policy, the Audit and Risk Committee is required to pre-approve all audit and internal control-related services, audit-related services, and permissible non-audit services, including the terms thereof, to be performed for us by our independent registered public accounting firm. During fiscal year 2021, all services KPMG provided to the Company were pre-approved by the Audit and Risk Committee in accordance with applicable SEC regulations and the Pre-Approval Policy, and the Audit and Risk Committee reviewed and discussed the documentation KPMG supplied to it as to tax services and the potential effect of the provision thereof on KPMG’s independence.

To further help with the independence of our independent registered public accounting firm, we have adopted policies and procedures relating to the engagement of our independent registered public accounting firm and the hiring of employees or former employees of the independent registered public accounting firm.

VOTING AND MEETING INFORMATION

Information About Solicitation and Voting

This proxy is solicited on behalf of the Board for use at the Annual Meeting to be held online via a live webcast at www.virtualshareholdermeeting.com/V2022 on Tuesday, January 25, 2022 at 8:30 a.m. Pacific Time, and any adjournment or postponement thereof. We will provide a re-playable webcast of the Annual Meeting, which will be available on the Events Calendar section of our investor relations website at http://investor.visa.com.

Who Can Vote

Visa’s Class A common stockholders of record at the close of business on November 26, 2021 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On November 26, 2021, there were 1,667,416,184 shares of Class A common stock outstanding.

Stockholder of Record: Shares Registered in Your Name

If on November 26, 2021, your shares were registered directly in your name with our transfer agent, EQ Shareowner Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or submit a proxy to have your shares voted at the Annual Meeting in accordance with your instructions. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy by Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.

For questions regarding your stock ownership, you may contact our transfer agent, EQ Shareowner Services, by telephone at (866) 456-9417 (within the U.S.) or (651) 306-4433 (international).

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on November 26, 2021, your shares of Class A common stock were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

How to Vote

If you are a stockholder of record, there are several ways for you to vote your shares or submit your proxy:

By mail. If you received printed proxy materials, you may submit your proxy by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than January 24, 2022 to be voted at the Annual Meeting.

By telephone. Instructions are shown on your proxy card.

Via the Internet. Instructions are shown on your Notice of Internet Availability.

At the Annual Meeting. You may vote your shares online during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

If you are a beneficial owner of shares of Class A common stock, you should receive a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

If the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

Change or Revoke a Proxy or Vote

If you are a stockholder of record, you may change your vote or revoke your proxy before the completion of voting at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated proxy by telephone or via the Internet, since only your latest telephone or Internet proxy received by 11:59 p.m. Eastern Time on January 24, 2022 will be counted;

•	attending the Annual Meeting online and voting again (your attendance at the Annual Meeting without further action will not revoke your proxy); or

•	delivering a written revocation to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119 before the Annual Meeting.

If you are a beneficial owner of Class A common stock, you must follow the instructions provided by the broker or other nominee holding your shares for changing your voting instructions.

How Proxies Are Voted

If you are a Class A stockholder of record and you submit a signed proxy card, but you do not provide voting instructions on the card, your shares will be voted:

•	FOR the election of the ten director nominees named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022.

If you are a beneficial owner of Class A common stock and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf. Under the NYSE’s rules, brokers and nominees have the discretion to vote on routine matters such as proposal 3, but do not have discretion to vote on non-routine matters such as proposals 1 and 2. Therefore, if you do not provide voting instructions to your broker or nominee, your broker or nominee may only vote your shares on proposal 3 and any other routine matters properly presented for a vote at the Annual Meeting.

Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

A quorum is required to transact business at our Annual Meeting. Stockholders of record holding at least a majority of the outstanding shares of Class A common stock represented at the Annual Meeting either virtually or by proxy and entitled to vote at the Annual Meeting constitute a quorum. If you have returned valid proxy instructions or attend the meeting virtually, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

The vote required to approve each proposal is set forth below.

Proposal		Vote Required	Impact of Broker Non-Votes	Impact of Abstentions

1 –	Election of ten directors	Majority of the Class A Shares Cast for Each Director Nominee(1)	No Impact	No Impact

2 –	Approval, on an advisory basis, of the compensation paid to our named executive officers	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No Impact	Counts Against

3 –	Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2022	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	Not Applicable	Counts Against

(1)

Our Corporate Governance Guidelines require each incumbent director nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive a majority of the votes cast for his or her re-election, meaning that he or she does not have more votes cast FOR than AGAINST his or her re-election, the Nominating and Corporate Governance Committee will recommend to the Board that it accept the nominee’s contingent resignation, unless the Nominating and Corporate Governance Committee determines that acceptance of the resignation would not be in the best interest of the Company and its stockholders. The Board will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The Board will publicly disclose its decision and rationale.

Proxy Solicitor

We will bear the expense of soliciting proxies. We have retained D.F. King & Co. to solicit proxies for a fee of $12,500 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone, or electronically by Visa personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the fiscal year 2021 Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Voting Results

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR, AGAINST, and ABSTAIN votes and broker non-votes. We also have retained an independent inspector of election, who will certify the election results and perform any other acts required by the General Corporation Law of the State of Delaware.

Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Viewing the List of Stockholders

Stockholders at the close of business on the Record Date may examine a list of Class A common stockholders as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding the Annual Meeting, at our offices in Foster City, California. If you would like to view the stockholder list, please contact our Investor Relations Department at InvestorRelations@visa.com or (650) 432-7644 to schedule an appointment.

Attending the Meeting

This year’s Annual Meeting will be held virtually, and the Board of Directors and certain members of management will dial in to the virtual meeting from remote locations.

How to participate in the Annual Meeting

Online

1. Visit www.virtualshareholdermeeting.com/V2022; and

2. Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials (Notice), on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

You may begin to log into the meeting platform at 8:15 a.m. Pacific Time on January 25, 2022. The meeting will begin promptly at 8:30 a.m. Pacific Time.

Without Internet access

Call (877) 328-2502 (toll free) or (412) 317-5419 (international) to listen to the meeting proceedings. You will not be able to vote your shares or submit questions during the meeting.

How to view the Annual Meeting without a 16-digit control number	Visit www.virtualshareholdermeeting.com/V2022 and register as a guest. You will not be able to vote your shares or ask questions during the meeting.

For help with technical difficulties	Call (800) 586-1548 (U.S.) or (303) 562-9288 (international) for assistance. If you need additional stockholder support, please email InvestorRelations@visa.com or (650) 432-7644 for assistance.

Additional questions	Email Visa Investor Relations at InvestorRelations@visa.com or call (650) 432-7644.

Submitting Questions for Our Virtual Annual Meeting

Submitting Questions

Before the Meeting

1. Log in to www.proxyvote.com;

2. Enter your 16-digit control number; and

3. Once past the login screen, click on “Questions for Management,” type in your question, and click “Submit.”

During the Meeting

1. Log into the online meeting platform at www.virtualshareholdermeeting.com/V2022, type your question into the “Ask a Question” field, and click “Submit”

Only stockholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to a representative set of questions on our Investor Relations website at http://investor.visa.com as soon as practicable after the meeting.

OTHER INFORMATION

Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2023 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2023 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is August 4, 2022. All such proposals must be in writing and received by our Corporate Secretary electronically at corporatesecretary@visa.com or by mail at Visa Inc., P.O. Box 193243, San Francisco, CA 94119 by the close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2023 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Under our Bylaws, director nominations and other business may be brought before an annual meeting of stockholders only by or at the direction of the Board or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws. To nominate a candidate or submit a proposal for consideration at our 2023 annual meeting pursuant to our advance notice bylaw provisions, stockholders must deliver or mail their nomination submission or other stockholder notice of a proposal so that it is received by our Corporate Secretary no earlier than 120 days and no later than 90 days prior to the date of the annual meeting. However, if we provide stockholders less than 100 days’ notice or other prior public disclosure of the date of our 2023 annual meeting, we must receive any stockholder nomination or proposal no later than the close of business on the 10th day following the earlier of the day on which we mailed or otherwise publicly disclosed notice of the meeting date.

In addition, the Company’s Bylaws permit up to 20 stockholders owning 3% or more of our Class A common stock for a period of at least three years to nominate up to 20% of the Board and include these nominees in our proxy materials, subject to certain provisions included in our Bylaws. To nominate a candidate to be considered at our 2023 annual meeting pursuant to our proxy access bylaw provisions, stockholders must deliver or mail their nomination so that it is received by our Corporate Secretary no earlier than the close of business on July 5, 2022 and no later than the close of business on August 4, 2022. However, if the 2023 annual meeting is more than 30 days before or after the anniversary of the date of the 2022 annual meeting, or if no annual meeting was held in the preceding year, stockholders must deliver or mail their nomination so that it is received by our Corporate Secretary no earlier than the close of business on the 150th day prior to the 2023 annual meeting date, and no later than the close of business on the later of the 120th day prior to the 2023 annual meeting date or the 10th day following the day we publicly disclose the 2023 annual meeting date.

The nomination or notice of a proposal must include all of the information specified in our Bylaws. For a nomination, the required information includes identifying and stockholding information about the nominee, information about the stockholder making the nomination, and the stockholder’s ownership of and agreements related to our stock. It also must include the nominee’s consent to serve if elected. Please refer to the relevant provisions of our Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. A copy of our Bylaws may be obtained by visiting the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance” or by contacting our Corporate Secretary.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact our Investor Relations Department at (650) 432-7644 or Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Fiscal Year 2021 Annual Report and SEC Filings

Our financial statements for the fiscal year ended September 30, 2021 are included in our Annual Report on Form 10-K. Our Annual Report and this proxy statement are posted on our website at http://investor.visa.com and are available from the SEC at its website at www.sec.gov. Alternatively, you may request a printed copy without charge by contacting our Investor Relations Department.

VISA INC.

P.O. BOX 193243

SAN FRANCISCO, CA 94119-3243

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/V2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63317-P64281 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — – — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VISA INC.

Company Proposals The Board of Directors recommends you vote FOR each of the following nominees:

1.	To elect the ten director nominees named in this proxy statement;

	Nominees:	For	Against	Abstain

	1a. Lloyd A. Carney	☐	☐	☐

	1b. Mary B. Cranston	☐	☐	☐

	1c. Francisco Javier Fernández-Carbajal	☐	☐	☐

	1d. Alfred F. Kelly, Jr.	☐	☐	☐

	1e. Ramon Laguarta	☐	☐	☐

	1f. John F. Lundgren	☐	☐	☐

	1g. Robert W. Matschullat	☐	☐	☐

	1h. Denise M. Morrison	☐	☐	☐

	1i. Linda J. Rendle	☐	☐	☐

	1j. Maynard G. Webb, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. To approve, on an advisory basis, the compensation paid to our named executive officers; and	☐	☐	☐

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 25, 2022: The Notice and Proxy Statement and our Annual Report to Stockholders can be accessed electronically at http://investor.visa.com or www.proxyvote.com.

D63318-P64281

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISA INC. 2022 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder(s) appoint(s) Kelly Mahon Tullier and Margaret Fitzpatrick, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of Class A common stock of Visa Inc. (“Visa”) that are held of record by the undersigned as of November 26, 2021, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Visa to be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/V2022 on January 25, 2022 at 8:30 a.m. (Paciific time), and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TEN NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side